UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required

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The Bancorp, Inc.
409 Silverside Road
Wilmington, DE 19809

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 6, 2013

To the Stockholders of THE BANCORP, INC.:

Notice is hereby given that the annual meeting (the “Meeting”) of stockholders of THE BANCORP, INC., a Delaware corporation (the “Company”), will be held at 409 Silverside Road Suite 105 Wilmington, Delaware 19809 on Monday, May 6, 2013 at 10:00 A.M., Delaware time, for the following purposes:

1.	To elect the ten directors named in the enclosed proxy statement to serve until the next annual meeting of stockholders.

2.	To approve, in an advisory (non-binding) vote, the Company’s 2012 compensation program for its named executive officers.

3.	To approve The Bancorp Inc. Stock Option and Equity Plan of 2013.

4.	To approve the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013.

5.	To transact such other business as may properly be brought before the Meeting and any adjournment, postponement or continuation thereof.

Only stockholders of record on the books of the Company at the close of business on March 8, 2013 will be entitled to notice of and to vote at the Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and at the offices of the Company at 409 Silverside Road Suite 105, Wilmington, Delaware 19809.

STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

By order of the Board of Directors

Paul Frenkiel
Secretary
Wilmington, Delaware
March 23, 2013

Important Notice Regarding the Availability of Proxy Materials for
the Meeting to be held on May 6, 2013:

The proxy statement and our 2012 Annual Report are available at http://www.snl.com/irweblinkx/GenPage.aspx?IID=4054569&GKP=203269

TABLE OF CONTENTS

GENERAL	1

PROPOSAL 1. ELECTION OF DIRECTORS	3

STOCK OWNERSHIP AND SECTION 16 COMPLIANCE	8

NON-DIRECTOR EXECUTIVE OFFICERS	10

CORPORATE GOVERNANCE	11

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	13

PROPOSAL 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION	14

COMPENSATION DISCUSSION AND ANALYSIS	15

COMPENSATION COMMITTEE REPORT	20

EXECUTIVE AND DIRECTOR COMPENSATION	21

AUDIT COMMITTEE REPORT	27

PROPOSAL 3. APPROVAL OF THE STOCK OPTION AND EQUITY PLAN OF 2013	28

PROPOSAL 4. APPROVAL OF ACCOUNTANTS	36

OTHER MATTERS	37

STOCKHOLDER PROPOSALS AND NOMINATIONS	37

SHAREHOLDER OUTREACH	37

The Bancorp, Inc.
409 Silverside Road
Wilmington, DE 19809

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

GENERAL

Introduction

The annual meeting (the “Meeting”) of stockholders of The Bancorp, Inc. (the “Company”) will be held on Monday, May 6, 2013, at 10:00 A.M., Delaware time, at 409 Silverside Road Suite 105 Wilmington, Delaware 19809, for the purposes set forth in the accompanying notice. Only stockholders of record at the close of business on March 8, 2013 will be entitled to notice of and to vote at such Meeting.

This statement is furnished in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors”) of proxies from holders of the Company’s common stock, par value $1.00 per share (the “Common Shares”), to be used at such Meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to the Company, and not revoked, will be voted at the Meeting and any and all adjournments thereof.

This proxy statement and the accompanying form of proxy will be sent on or about March 31, 2013 to stockholders of record as of March 8, 2013.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company at its Wilmington address stated herein, by submitting a later dated proxy or by attending the Meeting and voting in person.

Expenses and Manner of Solicitation

The cost of soliciting proxies will be borne by the Company.  Directors, officers and regular employees of the Company may solicit proxies either personally, by letter or by telephone. Such directors, officers and employees will not be specifically compensated for soliciting such proxies. The Company expects to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Shares.

Annual Report and Report on Form 10-K

The Company’s 2012 Annual Report to Stockholders, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2012, is being sent to stockholders of record as of March 8, 2013. Stockholders of record as of March 8, 2013, and beneficial owners of the Company’s Common Shares on that date, may obtain from the Company, without charge, a copy of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), by a request therefor in writing. Any such request from a beneficial owner of the Company’s Common Shares must set forth a good faith representation that, as of the record date for this solicitation, March 8, 2013, the person making the request was the beneficial owner of the Company’s Common Shares. Such written requests should be directed to The Bancorp, Inc., Attention:  Paul Frenkiel, 409 Silverside Road  Suite 105, Wilmington, Delaware 19809.

Stockholders Sharing an Address

Stockholders sharing an address with another stockholder may receive only one annual report or one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from the Company at The Bancorp, Inc., Attention: Andres Viroslav, 409 Silverside Road, Wilmington, Delaware 19809, telephone number (215) 861-7990. The Company will promptly deliver a copy of the requested materials.

Similarly, a stockholder sharing an address with another stockholder who has received multiple copies of the Company’s proxy materials may use the contact information above to request delivery of a single copy of these materials.

Voting at the Meeting

At the Meeting, only those holders of Common Shares at the close of business on March 8, 2013, the record date, will be entitled to vote. As of the record date, 37,429,945 Common Shares were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the Meeting. Stockholders do not have cumulative voting rights.

The presence at the Meeting in person or by proxy of holders of outstanding Common Shares entitled to cast a majority of all the votes entitled to be cast at the Meeting will constitute a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if holders of outstanding Common Shares entitled to cast a majority of all the votes entitled to be cast at the Meeting do not vote on all of the proposals.

Common Shares represented at the Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum for all of the proposals, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote in person or by proxy Common Shares held by them in nominee name will mean that such Common Shares will not be counted for the purposes of establishing a quorum and will not be voted.

A failure by brokers to vote Common Shares held by them in nominee name will mean that such Common Shares will not be counted for the purposes of establishing a quorum and will not be voted.  If a broker does not receive voting instructions from the beneficial owner of Common Shares on a particular matter and indicates on the proxy delivered with respect to such Common Shares that it does not have discretionary authority to vote on that matter, which is referred to as a broker “non-vote,” those Common Shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted.  Brokers that are member firms of the New York Stock Exchange and who hold Common Shares in street name for customers only have discretion to vote those shares with respect to the approval of the selection of the auditor (Proposal 4 below), and do not have discretion to vote those shares with respect to the other proposals.  Should any matters not described above be properly presented at the Meeting, the persons named in the proxy form will vote in accordance with their judgment. The proxy form authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

Proposal 1. The number of votes required in order to be elected as a director is dependent on whether an election is contested or uncontested. The Company’s bylaws define an election as ‘contested’ if the number of nominees exceeds the number of directors to be elected. As no Company stockholders have provided proper notice to the Company of an intention to nominate one or more candidates to compete with the Board of Directors nominees, the director election described in Proposal 1 below is an uncontested election. In order to be elected as a director in an uncontested election as described in Proposal 1 below, each director is elected by a majority of votes cast with respect to such director nominee at the Meeting. A “majority of votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Votes “cast” includes votes “for”, votes to withhold authority and votes “against” and “no” votes, but excludes abstentions with respect to a director’s election or with respect to the election of directors in general. In the case of any contested election, the Company’s bylaws provide that directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present.

Proposal 2.  The affirmative vote of the holders of at least a majority of the votes cast at the Meeting is required to approve the compensation of the Company’s named executive officers as described in Proposal 2 below. The vote is advisory, which is a mechanism that allows for stockholders of the Company to tell the Board of Directors how they feel about certain issues facing the Company, such as executive compensation. The results of an advisory vote are non-binding, which means that the Board of Directors is not required by law to take any specific action in response to the results of the vote. However, the Board of Directors strongly values feedback from the Company’s stockholders and will take the results of an advisory vote into account when considering future actions.

Proposal 3. The affirmative vote of the holders of at least a majority of the votes cast at the Meeting is required to approve The Bancorp, Inc. Stock Option and Equity Plan of 2013 (the “2013 Plan”), as described in our discussion of Proposal 3 below.

Proposal 4. The affirmative vote of the holders of at least a majority of the votes cast at the Meeting is required to approve the selection of Grant Thornton LLP, or Grant Thornton, as the Company’s independent registered public accounting firm as described in our discussion of Proposal 4 below.

Proposal 5. For any other matter which may properly come before the Meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Any proxy not specifying to the contrary, and not designated as a broker non-vote, will be voted FOR:

•	the election of the directors;
•	the approval of the compensation for the named executive officers;
•	the approval of the 2013 Plan; and
•	the approval of the selection of Grant Thornton as the independent registered public accounting firm for The Bancorp, Inc. for the fiscal year ending December 31, 2013.

PROPOSAL 1. ELECTION OF DIRECTORS

Directors and Nominees

The Bylaws of the Company provide that the number of directors shall be fixed by the Board of Directors. The Board of Directors has fixed the number of directors at ten. All directors are elected for a term of one year or until their successors are elected and qualified. The Board of Directors, upon the recommendation of its Nominating and Governance Committee, has nominated Betsy Z. Cohen, Daniel G. Cohen, Walter T. Beach, Michael J. Bradley, John Chrystal, Matthew Cohn, William H. Lamb, Frank M. Mastrangelo, James J. McEntee III and Linda Schaeffer, for election at the Meeting for a term to expire at the 2014 annual meeting or until their successors are elected or appointed.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the current directors. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Nominating and Governance Committee of the Board of Directors may recommend. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of each nominee. There are no family relationships among the directors, nominees and executive officers of the Company, except that Daniel G. Cohen, who is currently the Chairman of the Board of Directors and the Chairman of the Executive Committee of the Board of Directors, is the son of Betsy Z. Cohen, a director and the Chief Executive Officer of the Company.

Following are summaries of the background, business experience and principal occupations of the nominees and current directors.

Betsy Z. Cohen, age 71, has been Chief Executive Officer of both the Company and its wholly-owned subsidiary, The Bancorp Bank (the “Bank”), since September 2000 and Chairman of the Bank since November 2003. She has served as the Chairman of the Board of Trustees and as a trustee of RAIT Financial Trust (NYSE: RAS), a real estate investment trust (“RAIT”), since its founding in August 1997, through her resignation   as of December 31, 2010 and served as  RAIT’s Chief Executive Officer from 1997 to 2006.  Mrs. Cohen served as a director of Hudson United Bancorp (a bank holding company), the successor to JeffBanks, Inc., from December 1999 until July 2000 and as the Chairman of the Jefferson Bank Division of Hudson United Bank (Hudson United Bancorp’s banking subsidiary) from December 1999 through March 2000. Before the merger of JeffBanks, Inc. with Hudson United Bancorp in December 1999, Mrs. Cohen was Chairman and Chief Executive Officer of JeffBanks, Inc. from its inception in 1981 and also served as Chairman and Chief Executive Officer of each of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (a bank holding company) and its predecessor, Dominion Bancshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a senior partner until 1984. Mrs. Cohen is also a director of Aetna, Inc. (NYSE: AET), an insurance company.

Daniel G. Cohen, age 43, has been the Chairman of the Company and Chairman of the Company’s Executive Committee of the Board of Directors since its inception in 1999. Mr. Cohen is Vice-Chairman of the Bank’s Board of Directors and Chairman of its Executive Committee. He had previously been Chairman of the Bank’s Board of Directors from September 2000 to November 2003 and, from July 2000 to September 2000, had been the Bank’s Chief Executive Officer. Mr. Cohen has served as Chief Executive Officer and Chief Investment Officer of Institutional Financial Markets, Inc. (NYSE Amex: IFMI), formerly Cohen & Company Inc., and Alesco Financial, Inc. (which merged into IFMI), investment firms specializing in credit-related fixed income investments, since December 2009, as their respective Chairman of the Board of Directors since October 2006 and as Executive Chairman from October 2006 through December 2009. He is also Chairman of Princeridge LLC., a broker dealer subsidiary of IFMI.  In addition, before its merger with and into Alesco Financial, Mr. Cohen served as the Chairman of the Board of Managers of Cohen Brothers LLC from 2001, as Chief Investment Officer from October 2008 and as Chief Executive Officer from December 2009.  He previously served as Chief Executive Officer of RAIT from December 2006 when it merged with Taberna Realty Finance Trust to February 2009, and served as a trustee from the date RAIT acquired Taberna until his resignation from that position in February 2010.  Mr. Cohen was Chairman of the Board of Trustees of Taberna Realty Finance Trust from its inception in March 2005 until its December 2006 acquisition by RAIT, and its Chief Executive Officer from March 2005 to December 2006.  Mr. Cohen is currently a director of Star Asia, a joint venture investing in Asian commercial real estate, and a director of Muni Funding Company of America, LLC, a company investing in middle-market non-profit organizations.  He also served as the Chairman of the Board of Dekania Acquisition Corp. (AMEX: DEK), a business combination company focused on acquiring businesses that operate within the insurance industry, from its inception in February 2006 until December 2006, and remained a director of Dekania Acquisition Corp until its liquidation in February 2009. Mr. Cohen served as a member of the board of directors of TRM Corporation (OTC: TRMM), a consumer services company, from 2000 to September 2006 and as its Chairman from 2003 to September 2006. For information regarding the relationships between the Company, Princeridge and RAIT, see “Certain Relationships and Related Party Transactions.”

Walter T. Beach, age 46, has been a director of both the Company and the Bank since 1999. Mr. Beach has been the Managing Director of Beach Investment Counsel, Inc., an investment management firm, since 1997. From 1993 to 1997, Mr. Beach was a Senior Analyst and Director of Research at Widmann, Siff and Co., Inc., an investment management firm, where he was, beginning in 1994, responsible for the firm’s investment decisions for its principal equity product. From 1992 to 1993, he was an associate and financial analyst at Essex Financial Group, a consulting and merchant banking firm. From 1991 to 1992 he was an analyst at Industry Analysis Group, an industry and economic consulting firm. Mr. Beach has served as a director of Resource Capital Corp. (NYSE:RSO), a real estate investment trust, since 2005.  Mr. Beach has served as a director of Institutional Financial Markets, Inc. since December 2009.

Michael J. Bradley, age 68, has been a director of both the Company and the Bank since February 2005. Mr. Bradley has been a co-owner and Managing Director of BF Healthcare, Inc., a supplier of physician services to hospitals and assisted living facilities, since 1998. Mr. Bradley has served on the Board of Directors of Resource America, Inc. (NASDAQ: REXI), a specialized asset management company, since March 2005, and SourceCorp., a provider of business process outsourcing solutions, since 1996. Mr. Bradley has also served on the Managing Board of Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL), an oil and gas pipeline company, since 2004. From 1988 to 1998, Mr. Bradley served as Chairman of First Executive Bank, and from 1998 to 2003 he served as Vice Chairman of First Republic Bank.  Mr. Bradley is a certified public accountant.

John C. Chrystal, age 54, has been a director of both the Company and the Bank since January 1, 2013. Mr. Chrystal has been active in domestic and global financial markets for over 25 years, with extensive experience in risk management, structured finance, trading, credit, and derivative products. Mr. Chrystal has been a director of Javelin Mortgage Investment Corp. since July, 2012.   Mr. Chrystal has been an independent director of Morgan Stanley Derivative Products Inc., a specialized derivative product company established by Morgan Stanley, since 2010 and has served as an independent director and member of the audit committee of Ziegler Lotsoff Capital Management Investment Trust, LLC since 2010.  Since early 2009, Mr. Chrystal has advised multiple companies concerning restructuring of their credit derivative portfolios, including a successful restructuring of a multi-billion-dollar credit default swap portfolio managed by Primus Asset Management, a subsidiary of Primus Guaranty, Ltd.  From 2005 through 2008, Mr. Chrystal was Chief Risk Officer and Head of Structured Products for DiMaio Ahmad Capital, an investment management firm specializing in credit-focused hedge funds and collateralized loan obligation funds.  From 1993 through 2005, Mr. Chrystal held several senior positions in London and New York with Credit Suisse, Credit Suisse Financial Products and Credit Suisse Asset Management.  These positions included Head of Credit Products Europe, Global Head of Structured Credit Products, and Global Head of CDO’s and Liability Management.  Mr. Chrystal served as a member of several risk management and operating committees in both Credit Suisse and Credit Suisse Asset Management.  Mr. Chrystal began his Wall Street career in 1985 at Bankers Trust Company, where he focused on derivative product development, including the first credit default swaps, and mortgage-related derivative products.

Matthew Cohn, age 43, has been a director of both the Company and the Bank since 1999. Mr. Cohn was the founder, in 1998, and is the Vice Chairman of the ASI Show!, a producer of trade shows in Chicago, San Diego, Orlando, San Diego, New York, and Dallas. Under Mr. Cohn's leadership, the ASI Show received the prestigious INC 500 Award, recognizing the company as one of the fasting growing privately held companies in the United States in 2003, and ASI has been named a "Best Place to Work" by numerous journals and newspapers. In addition, since 1992, Mr. Cohn has been the Chief Executive Officer of the Medical Data Institute, a medical data base publisher, the Chairman of ASI Computer Systems, a company providing order management software, services, and support, and the Vice Chairman of the Advertising Specialty Institute, a media and internet development company. Mr. Cohn serves on the international board of the Juvenile Diabetes Research Foundation, was a past board member of The Society of Independent Show Organizers, and is active with The Young Presidents Organization, as a past board member and current member of the membership committee as well as the international events committee.

William H. Lamb, age 72, has been a director of both the Company and the Bank since January 2004. Mr. Lamb has been Chairman of Lamb McErlane, PC, a law firm, since January 2004 and from January 1971 to January 2003. From January 2003 through January 2004, Mr. Lamb served as a Justice of the Pennsylvania Supreme Court. Mr. Lamb served as a director and corporate secretary of JeffBanks, Inc. and Jefferson Bank until their acquisition by Hudson United Bank in November 1999.

Frank M. Mastrangelo, age 45, has served as the President, Chief Operating Officer and a Director of both the Company and the Bank since 1999. From 1995 through 1999 he was a Senior Vice President and the Chief Technology Officer for Jefferson Bank. He currently serves on the board of St. Mary’s Franciscan Shelter, a homeless shelter for families in Phoenixville, Pennsylvania, as a Trustee of Montgomery School, a kindergarten through eighth-grade independent school in Chester Springs, Pennsylvania, on the board of Exceptional Care for Children, a residential health care facility serving the needs of technology dependent children and their families in Newark, Delaware, and a board member of the Elite Companies Charitable Foundation, a private family charitable foundation in Exton, Pennsylvania.

James J. McEntee III, age 55, has been a director of both the Company and the Bank since September 2000. Mr. McEntee was the Chief Executive Officer of Alesco Financial, Inc. from the date of its incorporation in 2006 until its merger with Cohen & Company in December 2009 and was the Chief Operating Officer of Cohen & Company from March 2003 until December 2009, and is currently a managing director of Institutional Financial Markets, Inc. (a successor company to Cohen & Company) and is also Vice-Chairman and Co-Chief Operating Officer of PrinceRidge.   Mr. McEntee was a principal in Harron Capital, L.P., a media and communications venture capital fund, from 1999 to September 2002. From 1990 through 1999, Mr. McEntee was a stockholder at Lamb McErlane, PC, and from 2000 until 2004 was of counsel to Lamb McErlane. Mr. McEntee was previously a director of Pegasus Communications Corporation, a publicly held provider of communications and other services, and of several other private companies. See “Certain Relationships and Related Party Transactions” regarding PrinceRidge.

Linda Schaeffer, age 48, has been a director of the Company since 1999 and of the Bank since 2005.   Ms. Schaeffer has been a private investor in real estate through SLS Associates, LP since 1997.   She was a Certified Public Accountant from 1996 until 2008 and served as such in both private and public practice.  From 1990 until 1997 she was President of JMLS Enterprises, Inc., doing business as Computertots, a company specializing in computer education.  From 2004 until 2008 she was President of MSKS Corporation, Inc., doing business as Abrakadoodle, a company specializing in art education.

The Board of Directors has not adopted specific minimum qualifications for service on the board, but rather seeks a mixture of skills that are relevant to the Company’s business as a bank holding company and the business of its subsidiary bank.  The following presents a brief summary of the attributes of each director that led to the conclusion that he or she should serve as such:

Mrs. Cohen has multiple decades of experience in banking and has served as Chief Executive Officer and in other capacities for several banking institutions since 1974. She has been directly involved in all aspects of financial institutions management.

Mr. Cohen has served as a director of, and in other significant management capacities with, a number of financial companies.   In addition to experience in commercial real estate, he has considerable experience in securities, investment management and capital markets.

Mr. Beach has extensive experience in investment management, corporate finance and capital markets.  He is deemed an audit committee financial expert which, among other factors, reflects the quantitative and analytical skills developed in his experience as a director of research for an investment management firm.

Mr. Bradley has served as chairman and in other significant capacities for financial institutions and served as Chief Executive Officer of several University hospitals, including Columbia Presbyterian Medical Center and Thomas Jefferson University Hospital. Within these capacities, he was involved in significant management functions with respect to business and financial matters.

Mr. Chrystal has extensive financial, investment and financial risk management experience, enabling him to provide the Company with advice and oversight regarding financial markets, risk management and investments.

Mr. Cohn has significant experience in founding, leading and having senior roles in a variety of companies, including mid-size businesses of the type that are the Bank’s primary clients.  In addition he has considerable experience with electronic distribution and technology based companies.

Mr. Lamb has extensive experience as a director of public bank holding companies, beginning in 1974.  Additionally, he has significant legal experience with respect to business and financial matters and has particular knowledge of the southeastern region of Pennsylvania, which is one of the primary markets served by the Company.

Mr. Mastrangelo has broad operational and managerial experience in the banking industry.  Additionally, he has significant technology and payment systems expertise.

Mr. McEntee has extensive experience in corporate law and financial institution management, as well as significant managerial experience in investments and capital markets operations.

Ms. Schaeffer provides business experience and perspective as a successful business owner and financial knowledge and experience through her former accounting practice.

Standard for Election of Directors

The number of votes required in order to be elected as a director depends on whether an election is contested or uncontested. An election is uncontested if no stockholder provides proper notice of an intention to nominate one or more candidates to compete with the Board of Directors’ nominees in a director election, or if any such stockholders have withdrawn all such nominations at least five days prior to the mailing of notice of the meeting to stockholders. As no such notice has been provided, the director election described in this Proposal 1 is an uncontested election. In order to be elected as a director in an uncontested election, each director is elected by a majority of votes cast with respect to such director nominee. A “majority of votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the total number of votes cast with respect to that director’s election. Votes “cast” include votes “for” and votes “against,”, but excludes abstentions with respect to a director’s election or with respect to the election of directors in general. In a contested election, directors will be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present.

If an incumbent director nominated for election as a director receives a greater number of “against” votes for his or her election than votes “for” such election, then that director, as a holdover director, must tender an offer of his or her resignation to the Board of Directors for consideration promptly following certification of such vote. The Nominating and Governance Committee must promptly consider any resignation offer so tendered and a range of possible responses, based on any facts or circumstances they consider relevant, and make a recommendation to the Board of Directors as to the response to the resignation offer. If each member of the Nominating and Governance Committee received a majority against vote at the same election, then the independent directors who did not receive a majority against vote must appoint a committee among themselves to consider the resignation offers and to recommend to the Board of Directors a response to the resignation offers. The Board of Directors must take action on the Nominating and Governance Committee’s recommendation (or committee of independent directors’ recommendation) within 90 days following certification of the stockholder vote. Any director whose resignation is under consideration must abstain from participating in any board or committee deliberations regarding the acceptance of his or her offer of resignation or the offer of resignation of any other director tendered because that director received a majority against vote.

If an incumbent director’s offer of resignation is accepted by the Board of Directors, then such director will cease to be a member of the Board of Directors upon the effective date of acceptance by the Board of Directors of the offer of resignation. If an incumbent director’s offer of resignation is not accepted by the Board of Directors, then such director will continue to serve until the earlier of the next annual meeting and until his or her successor is elected and qualifies and his or her subsequent resignation or removal.

If any nominee for director who is not an incumbent fails in an uncontested election to receive a majority of votes cast at a meeting of stockholders duly called and at which a quorum is present, such nominee will not be elected and will not take office. All of the Board of Directors’ nominees for election as a director at the Meeting are incumbents. If an incumbent director’s offer of resignation is accepted by the board of directors, or if a non-incumbent nominee for director is not elected, the Board of Directors may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the Company’s bylaws.

The Board of Directors unanimously recommends a vote “FOR” the election of each nominee.

STOCK OWNERSHIP AND SECTION 16 COMPLIANCE

The following table sets forth the number and percentage of the Company’s Common Shares owned as of March 8, 2013 by each of the Company’s directors and executive officers, all of the directors and executive officers as a group and other persons who beneficially own more than 5% of the Company’s outstanding voting securities. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person.

Directors (2)	Common shares (1)		Percent of class
Cohen, Betsy	1,729,171	(3)	4.54%
Cohen, Daniel	689,644	(4)	1.82%
Beach, Walter	1,098,942	(5)	2.93%
Bradley, Michael	31,000	(6)	*
Chrystal, John	2,500	(7)	*
Cohn, Matt	63,063	(8)	*
Lamb, William	162,723	(9)	*
McEntee, James	130,943	(10)	*
Mastrangelo, Frank	241,897	(11)	*
Schaeffer, Linda	45,671	(12)	*

Executive Officers (2)
Frenkiel, Paul	59,972	(13)	*
Birenbaum, Arthur	129,732	(14)	*
Pareigat, Tom	7,993	(15)	*

All executive officers and directors (13 persons)	4,378,251	(16)	11.07%

Other owners of 5% or more outstanding shares
Wellington Management	3,673,024	(17)	9.81%
Second Curve Capital LLC	2,758,586	(18)	7.37%
Yacktman Asset Management LP	2,403,852	(19)	6.42%
Wells Fargo & Company /MN	1,968,093	(20)	5.26%
Putnam Investment Management, LLC	1,921,447	(21)	5.13%

*	Less than 1%

(1)	Includes: (a) Common Shares and (b) Common Shares receivable upon exercise of options held by such person which are vested or will vest within 60 days of March 8, 2013.

(2)	The address of all of the Company’s directors and executive officers is 409 Silverside Road Suite 105, Wilmington, Delaware 19809.

(3)
Consists of: (a) 359,434 Common Shares owned directly; (b) 454,535 Common Shares held by Solomon Investment Partnership, L.P., of which Mrs. Cohen and her spouse are the sole limited partners and the sole shareholders, officers and directors of the corporate general partner; (c) 626,241 Common Shares issuable upon exercise of options; (d) 121,924 Common shares held by the Individual Retirement Account (“IRA”) of Mrs. Cohen’s spouse; (e) 150,000 Common Shares held by her spouse; (f) 2,037 Common Shares held in a 401(k) plan account for the benefit of Mrs. Cohen; and (f) 15,000 Common Shares owned by a charitable foundation of which Mrs. Cohen is a co-trustee. Excludes (a) 100,000 shares owned by the Resource America, Inc. Supplemental Employee Retirement Plan trust, of which Mrs. Cohen’s spouse is the beneficiary; and (b) 18,972 Common Shares owned by Resource America, of which Mrs. Cohen’s spouse is chairman.

(4)
Consists of: (a) 259,401 Common Shares held directly; (b) 414,991 Common Shares issuable upon exercise of options; (c) 252 Common Shares held in a 401(k) plan account for the benefit of Mr. Cohen; and (d) 15,000 Common Shares owned by a charitable foundation of which Mr. Cohen is a co-trustee.

(5)
Consists of: (a) 135,922 Common Shares owned directly; (b) options to purchase 25,874 Common Shares; and (c) 937,146, Common Shares owned by various accounts managed by Beach Investment Counsel, Inc., Beach Asset Management, LLC or Beach Investment Management, LLC, investment management firms for which Mr. Beach is a principal and which possess investment and/or voting power over the shares. The address for these investment management firms is Five Tower Bridge, 300 Barr Harbor Drive, Suite 220, West Conshohocken, PA 19428.

(6)	Consists of: (a) 10,000 Common Shares owned directly and (b) 21,000 Common Shares issuable upon exercise of options.

(7)	Consists of: 2,500 Common Shares owned directly.

(8)	Consists of: (a) 38,189 Common Shares owned directly and (b) 24,874 Common Shares issuable upon exercise of options.

(9)
Consists of: (a) 123,723 Common Shares owned directly, (b) 15,500 Common Shares held in trusts for the benefit of members of Mr. Lamb’s immediate family, (c) 3,500 Common Shares held in a pension plan for the benefit of Mr. Lamb and (d) 20,000 Common Shares issuable upon exercise of options.

(10)	Consists of: (a) 92,694 Common Shares owned directly and (b) 38,249 Common Shares issuable upon exercise of options.

(11)
Consists of: (a) 23,143 Common Shares owned directly, (b) 2,787 Common Shares held by the IRA of Mr. Mastrangelo’ s spouse, (c) 208,748 Common Shares issuable upon exercise of options and (d) 7,219 Common Shares held in a 401(k) plan account for the benefit of Mr. Mastrangelo.

(12)	Consists of: (a) 22,371 Common Shares owned directly, (b) 2,300 Common Shares held by the IRA of Ms. Schaeffer’s spouse and (c) 21,000 Common Shares issuable upon exercise of options..

(13)	Consists of: (a) 57,250 Common Shares issuable upon exercise of options and (b) 2,722 Common Shares held in a 401(k) plan account for the benefit of Mr. Frenkiel.

(14)
Consists of: (a) 6,353 Common Shares owned directly, (b) 116,999 Common Shares issuable upon exercise of options, (c) 1,149 Common Shares held by Mr. Birenbaum’s spouse and (d) 5,231 Common Shares held in a 401(k) plan account for the benefit of Mr. Birenbaum.

(15)	Consists of: (a) 6,250 Common Shares issuable upon exercise of options and (b) 1,743 Common Shares held in a 401 (k) plan account for the benefit of Mr. Pareigat.

(16)
Excludes 15,000 Common Shares reported as beneficially owned by Daniel G. Cohen as a co-trustee of a charitable foundation as these shares are also reported as beneficially owned by Betsy Z. Cohen, the other co-trustee, and included in the total.

(17)	Based solely on a Form 13G/A filed by Wellington Management Company, LLP. on February 13, 2013. The address of Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.

(18)	Based solely on Form 13G/A filed by Second Curve Capital, LLC on January 23, 2013. The address of Second Curve Capital, LLC is 237 Park Avenue, 9th Floor, New York, NY 10017.

(19)	Based solely on a Form 13G/A filed by Yacktman Asset Management LP on February 14, 2013. The address of Yacktman Asset Management LP is 6300 Bridgepoint Parkway, Bldg. 1, Suite 320, Austin, TX 78730.

(20)	Based solely on a Form 13G/A filed by Wells Fargo & Company/MN on February 13, 2013. The address of Wells Fargo & Company/MN is 420 Montgomery Street, San Francisco, CA 94104.
(21)
Based solely on a Form 13G/A filed by Putnam Investments, LLC on February 14, 2013.  The address of Putnam Investments, LLC. is One Post Office Square, Boston, Massachusetts 02109. Consists of: (a) 1,689,782 Common Shares held by Putnam Investment Management, LLC., and (b) 231,665 Common Shares held by The Putnam Advisory Company, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports.

Based solely on its review of the reports received by it, the Company believes that, during fiscal 2012, no officers, directors or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis.

NON-DIRECTOR EXECUTIVE OFFICERS

Information is set forth below regarding the background of each of the Company’s executive officers who is not also a director. For the Company’s officers who are also directors, Betsy Z. Cohen and Frank M. Mastrangelo, this information can be found above under “Proposal 1. Election of Directors—Directors and Nominees.”

Arthur M. Birenbaum, age 56, has been Executive Vice President-Commercial Loans and, before that, Senior Vice President-Commercial Loans of both the Company and the Bank since January 2001. From 1993 through December 2000, Mr. Birenbaum was at Jefferson Bank, ending as its Senior Vice President-Philadelphia Business Banking Lending Group, and serving as co-Chairman of its Government Lending Task Force, coordinator of asset-based lending and member of its Loan Production Oversight Committee. From 1987 through 1993 he was a Vice President of Commercial Lending for Meridian Bank and the Bank of Old York Road and, from 1980 through 1987; he was employed at Westinghouse Credit Corporation, General Electric Capital Corporation, Suburban Bank and First National Bank of Maryland in the Washington, D.C. metropolitan region.

Paul Frenkiel, age 60, has been Executive Vice President of Strategy, Chief Financial Officer and Secretary of both the Company and the Bank since September 2009. From November 2000 through October 2008 he was Chief Financial Officer of Republic First Bancorp, Inc. (NASDAQ: FRBK). From January 2005 through September 2009, Mr. Frenkiel also served as Chief Financial Officer and in other capacities for First Bank of Delaware, which was spun-off from Republic First Bancorp, Inc. Mr. Frenkiel previously served as Chief Financial Officer of Jeffbanks, Inc., until its acquisition by Hudson United Bancorp in July 2000. Mr. Frenkiel is a certified public accountant.

Thomas G. Pareigat, age 53, joined the Company in February 2011 as its General Counsel.  From 2003 to 2011 was a partner in the Minneapolis law firm of Lindquist & Vennum PLLP where he concentrated his practice on banking law and regulatory compliance matters as a member of the firm's Financial Institutions Practice Group.  During his tenure at the firm, from 2005 to 2007, he served as Senior Vice President and Regulatory Counsel for Marshall BankFirst Corporation.  From 2001 to 2003, Mr. Pareigat was Vice President and Corporate Counsel for Marquette Bancshares, Inc. and its subsidiary banks until their acquisition by Wells Fargo.  From 1989 to 2001 he served as Senior Attorney with Bankers Systems, Inc. (now Wolters Kluwer Financial Services).

CORPORATE GOVERNANCE

Director Independence

The Company’s Common Shares are listed on the NASDAQ Global Select Market under the symbol “TBBK” and the Company is subject to the listing standards thereof. The Board of Directors has determined that Mr. Beach, Mr. Bradley, Mr. Cohn, Mr. Lamb  Ms. Schaeffer and Mr. Chrystal  each meet the definition of an independent director set forth in the NASDAQ rules. In making these determinations, the Board of Directors reviewed information from each of these directors concerning all their respective relationships with the Company and its affiliates and analyzed the materiality of those relationships.

Board Leadership Structure and Role in Risk Oversight

Since inception, the Board of Directors has separated the Chairman and Chief Executive Officer positions.
At this time, it does not envision a need to change that structure. However, it must be noted that the practice is related to other planning processes such as succession planning, and thus could be changed at any time.

The Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the Board of Directors, although the Board of Directors and all of its committees are sensitive to risks relating to the Company and its operations. The Audit Committee focuses on financial reporting risk, oversees the entire audit function and evaluates the effectiveness of internal and external audit efforts. It receives reports from management regularly regarding the Company’s assessment of risks and the adequacy and effectiveness of internal control systems. Through its interaction with the Company’s senior management, the Audit Committee oversees credit risk, market risk (including liquidity and interest rate risk) and operational risk (including compliance and legal risk). The Chief Risk Officer meets at least quarterly with the Audit Committee to discuss potential risk or control issues involving management. The Audit Committee reports regularly to the Board of Directors, which also considers the Company’s entire risk profile, including additional strategic and reputational risks. While the Board of Directors oversees the Company’s risk management, management is responsible for the day-to-day risk management processes. While the Board of Directors believes that this division of responsibility is the most effective approach for addressing the risks facing the Company, it will continue to re-examine this structure on a regular basis, recognizing that different structures may be appropriate in different situations faced by the Company.

Board Meetings

The Board of Directors held a total of 8 meetings during fiscal 2012. During fiscal 2012, all directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which the director had been a director and (b) the total number of meetings held by all committees of the Board of Directors on which the director served during the periods that the director served. It is the policy of the Board of Directors that all directors attend the annual meeting of stockholders of the Company, if practicable.

Communications with the Board

Stockholders, employees and others who wish to communicate with the Board of Directors may do so by sending their correspondence to The Bancorp, Inc., and Attention: Secretary Paul Frenkiel, 409 Silverside Road Suite 105, Wilmington, Delaware 19809. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder of the Company and clearly state whether the intended recipients are all or individual members of the Board. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. The Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate.

Corporate Governance Materials

The Company’s Code of Business Conduct and Ethics (the “Code of Business Conduct”), Corporate Governance Guidelines and the charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are available on the Company’s website: http://www.snl.com/irweblinkx/govdocs.aspx?iid=4054569

Copies of these documents are available, free of charge, upon written request to: The Bancorp, Inc., Attention: Andres Viroslav, Investor Relations, 409 Silverside Road Suite 105, Wilmington, Delaware 19809.  The Company will satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct  by posting such information on the Company's website.

Board Committees

The Board of Directors currently has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee. The committees on which directors serve, the chairman of each committee, and the number of meetings held during 2012 are set forth below.

Board Member	Audit	Compensation	Nominating and Governance	Executive
Betsy Z. Cohen				X
Daniel G. Cohen				Chairman
Walter T. Beach	X	Chairman
Michael J. Bradley	X	X
John Chrystal	X
Matthew Cohn	Chairman		X
William H. Lamb		X	Chairman
Frank M. Mastrangelo				X

Meetings held in 2012	7	2	1	0

Audit Committee. The Audit Committee is appointed by the Board of Directors to assist Board of Director oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors. The Audit Committee also prepares the audit committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Each member of the Audit Committee meets the independence standards for audit committee members set forth in applicable NASDAQ rules, as well as those set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended  (the “Exchange Act”. The Board of Directors has determined that Mr. Beach qualifies as an “audit committee financial expert” as that term is defined in applicable rules and regulations under the Exchange Act.

Nominating and Governance Committee. The Nominating and Governance Committee is appointed by the Board of Directors to (a) assist the Company and the Board of Directors in maintaining an effective and knowledgeable Board of Directors, including assisting the Board of Directors by identifying individuals qualified to become directors and recommending to the Board of Directors the director nominees for the next annual meeting of stockholders and the directors to be appointed to each committee, and (b) develop and recommend for the Board of Director’s consideration governance guidelines for the Company. All of the members of this committee have been determined by the Board of Directors to be independent under applicable NASDAQ and Exchange Act rules.

The Nominating and Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. The Company describes the procedures for nominations by stockholders in “Stockholder Proposals and Nominations.” In evaluating candidates, the Nominating and Governance Committee considers the attributes of the candidate

(including skills, experience, diversity, age, and legal and regulatory requirements) and the needs of the Board of Directors, and will review all candidates in the same manner, regardless of the source of the recommendation.

The Nominating and Governance Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee seeks to insure that the membership of the Board of Directors and each committee of the Board of Directors satisfies all relevant NASDAQ rules and applicable laws and regulations and all requirements of the Company’s governance documents. The Nominating and Governance Committee seeks to achieve a mixture of skills which are related to the Company’s business. The nature of the specific qualifications, qualities or skills that the Nominating and Governance Committee may look for in any particular director nominee depends on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on the Board of Directors.

Executive Committee. The Executive Committee has the delegated authority to act in lieu of the Company’s Board of Directors in between meetings of the Board.

Compensation Committee. The Compensation Committee is appointed by the Board of Directors to have direct responsibility for approving the compensation of the Chief Executive Officer and certain other officers and the non-management directors of the Company as described in “Compensation Committee Report” and the related “Compensation Discussion and Analysis,” below. At all times during 2012, the Compensation Committee had direct responsibility for (a) administering the Company’s equity-based compensation plans and (b) reviewing any extraordinary compensatory payments to any employee of the Company.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee consisted of Messrs. Beach and Lamb and Ms. Joan Specter during fiscal 2012.   Ms. Specter resigned as a member of the Board of Directors in November 2012.  None of such persons was an officer or employee of the Company or any of its subsidiaries during fiscal 2012 or was formerly an officer of the Company. None of the Company’s executive officers has been a director or executive officer of any entity of which any member of the Compensation Committee was a director or executive officer during 2012.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under the Code of Business Conduct, the Company has established a procedure regarding the review and approval of transactions that would be required to be reported under Item 404 of Regulation S-K. Under this procedure, the Audit Committee must approve any such transaction and find it to be on terms comparable to those available on an arms’-length basis from an unaffiliated third party, or find that it otherwise does not create a conflict of interest. The Code of Business Conduct exempts from the review and approval process any employment or other business connection of an officer, director, employee or affiliate with RAIT, Resource America, Inc., Institutional Financial Markets, Inc. including PrinceRidge, the Bank and their affiliates. If the Audit Committee finds a conflict of interest to exist with respect to a particular transaction, that transaction is prohibited unless a waiver of the Code of Business Conduct is approved by the Audit Committee.

The Company entered into a sublease for office space in Philadelphia, Pennsylvania with RAIT commencing in October, 2000. The Company pays only its proportionate share of the lease rate, to a lessor which is an independent unrelated third party.  The husband of a director of the Company serves as the Chairman, Chief Executive Officer and President of RAIT.  RAIT paid the Company approximately $315,000, $306,000, and $302,000 rent for the years ended December 31, 2012, 2011 and 2010, respectively.

The Company entered into a space sharing agreement for office space in New York, New York with Resource America Inc. commencing in September 2011. The Company pays only its proportionate share of the lease rate, to a lessor which is an independent unrelated third party.  The Chairman of the Board of Resource America, Inc. is the father of the Chairman of the Board and the spouse of the Chief Executive Officer of the Company.  The Chief Executive Officer of Resource America is the brother of the Chairman of the Board and the son of the Chief Executive Officer of the Company. Rent expense is 50% of the fixed rent, real estate tax payment and base expense charges.  Rent expense for 2012 and 2011 was $102,000 and $59,000, respectively.

The Company entered into a space sharing agreement for office space in New York, New York with Atlas Energy, L.P. commencing May 2012. The Company pays only its proportionate share of the lease rate, to a lessor which is an independent unrelated third party.  The Chairman of the Board of Atlas Energy, L.P. is the brother of the Chairman of the Board and son of the Chief Executive Officer of the Company. The Chief Executive Officer and President of Atlas Energy, L.P. is the father of the Chairman of the Board and spouse of the Chief Executive Officer of the Company. Rent expense is 50% of the fixed rent, real estate tax payment, and the base expense charges. Rent expense for 2012 was $69,000.

The Bank maintains deposits for various affiliated companies totaling approximately $42.6 million and $88.8 million as of December 31, 2012 and 2011, respectively.

The Bank has entered into lending transactions in the ordinary course of business with directors, executive officers, principal stockholders and affiliates of such persons on the same terms as those prevailing for comparable transactions with other borrowers. At December 31, 2012, these loans were current as to principal and interest payments, and did not involve more than normal risk of collectability. At December 31, 2012, there were $31.4 million of outstanding loans to these related parties.

The Bank participated in a line of credit in the ordinary course of business in 2008 that was originated by RAIT. The outstanding participation has never been delinquent and amounted to $22.1 million at December 31, 2012. The Bank has a senior position on the loan.

The Company has executed securities transactions through PrinceRidge, a broker dealer in which the Company’s Chairman has a minority interest and also serves as Chairman. For the twelve months ended December 31, 2012, a total of $87.4 million of securities rated AAA by at least one rating agency were purchased from that firm at market, the market price having been confirmed by an independent securities advisor. Of that total, $35.8 million were commercial mortgage-backed securities, $26.6 million were U.S. government agency hybrid adjustable rate mortgages, and $25.0 million was a pool of highly diversified and highly over collateralized corporate debt. The Company does not pay a separate fee or commission to PrinceRidge, which acted as a dealer in these transactions. We do not have information as to PrinceRidge’s actual profits or losses. All of the purchases, except the $25.0 million corporate debt pool, were classified as available for sale. From time to time, the Company may also purchase securities under an agreement to resell through PrinceRidge. The securities consisted exclusively of G.N.M.A. certificates which are full faith and credit obligations of the United States government. The largest amount of such purchases outstanding during the twelve months ended December 31, 2012 was $10.6 million, issued at competitive rates. All terms were met as agreed and there were no such amounts outstanding at December 31, 2012.

PROPOSAL 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law by President Obama on July 21, 2010, requires public companies to provide their stockholders with a non-binding vote to approve executive compensation at least once every three years, or more frequently, as directed by stockholder vote. The Company is seeking this stockholder advisory vote on its executive compensation in accordance with Section 14A of the Exchange Act and new Exchange Act Rule 14a-21(a), which the SEC issued on January 25, 2011 in order to implement the Dodd-Frank Act’s requirement, and pursuant to the stockholder vote of the Company’s 2011 annual meeting that required the advisory vote to be on an annual basis.

The Board of Directors Supports a Say-On-Pay Vote, and Will Consider the Results Carefully

The Company provided stockholders with an advisory vote on its executive compensation program at its 2010, 2011 and 2012 annual meetings. At its 2010 meeting, 89% of the votes cast approved the 2009 executive compensation program. At its 2011 meeting, 69% of the votes cast approved the 2010 executive compensation program. At its 2012 meeting, 93% of the votes cast approved the 2011 executive compensation program.  The Compensation Committee and the Board of Directors believe the results of these say-on-pay votes reflect the Company’s stockholders’ affirmation of the executive compensation program. The Board of Directors values the

Company’s stockholders’ opinion. As in 2010, 2011 and 2012, the Board of Directors intends to evaluate the results of the 2012 vote carefully when making future decisions regarding compensation of the named executive officers.

Compensation of Named Executive Officers

As described in the Compensation Discussion and Analysis (“CD&A”) below, the Compensation Committee has developed an executive compensation program designed to align the long-term interests of the Company’s named executive officers with the long-term interests of its stockholders. The disclosure in the CD&A and the disclosure included in the section entitled “Executive and Director Compensation” below have been provided in response to the requirements of SEC rules and explain the compensation policies under which the Company paid its named executive officers for 2012.

Advisory or Non-Binding Effect of Vote

Under the Dodd-Frank Act and the related SEC rules, your vote on this resolution is an advisory or “non-binding” vote. This means that the purpose of the vote is to provide stockholders with a method to give their opinion to the Board of Directors about certain issues, like executive compensation. The Board of Directors is not required by law to take any action in response to the stockholder vote. However, the Board of Directors values the Company’s stockholders’ opinion, and the Board of Directors intends to evaluate the results of the 2013 vote carefully when making future decisions regarding compensation of the named executive officers. The Company believes that providing its stockholders with an advisory vote on its executive compensation program will further enhance communication with stockholders, while also meeting the Company’s obligations under the Dodd-Frank Act and the SEC’s rules.

Resolution

The Board of Directors recommends that stockholders approve the following resolution:

RESOLVED, that the stockholders approve the 2012 compensation of the named executive officers, as disclosed in the Company’s proxy statement dated March 23, 2013.

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of executive officers as described in this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

General

The Company is required to provide information regarding the compensation program in place for its Chief Executive Officer, Chief Financial Officer and its three other most highly-compensated executive officers. The Company must also provide compensation information for up to two additional individuals who would have been included but for the fact that they were not executive officers at the end of the fiscal year. This discussion refers to the Company’s Chief Executive Officer, Chief Financial Officer, the other three most highly-compensated executive officers and the Company’s former Chief Financial Officer as the “Named Executive Officers” or “NEOs.” This discussion should be read in conjunction with the detailed tables and narrative descriptions under “Executive and Director Compensation.”

The Compensation Committee is responsible for formulating and presenting recommendations to the Board of Directors with respect to the compensation of the Company’s NEOs. The Compensation Committee is also responsible for administering the Company’s employee benefit plans, including incentive plans. The Compensation Committee is comprised solely of independent directors.

Executive Summary

The Company’s compensation policies are intended to provide appropriate compensation packages to motivate, reward, attract and retain talented and experienced executive officers while at the same time controlling the Company’s compensation costs. The primary components of the Company’s executive compensation program have historically been base pay and equity-based compensation. The Compensation Committee generally determines compensation amounts for individual NEOs for 12 month periods beginning on particular review dates. The review for NEOs was conducted in January 2012, and, as in 2009 through 2011, no bonuses were awarded. The compensation committee did not increase the base salary of any of the NEO’s in 2011 but did award stock options vesting ratably over a period of four years. In 2012, base salary increases were granted to the NEO’s; however, there were no base salary increases granted in 2011.  Salaries were higher in 2011 compared to 2010 as shown in the compensation table as a result of the full year impact of increases in June 2010, which was the last year that base salary increases had previously been awarded.

In establishing compensation for the Company’s NEOs, the Compensation Committee is focused on performance based compensation (“pay for performance”) and weights stock option grants accordingly.  The Compensation Committee utilizes certain criteria which it believes will create long term shareholder value and is forward looking. It evaluates the overall performance of the Company, the performance of the Company relative to the performance of the national and regional economies, the performance of the Company in comparison with its peers, and the contributions of the respective NEOs to the Company’s performance.  Base salary reflects ongoing performance and level of achievement. In addition, for base salary, the Compensation Committee evaluates a NEO’s base salary relative to the base salary being paid to persons in a similar positions within a peer group of institutions, seeking to maintain a competitive average, taking into account an NEO’s performance as well as his or her seniority. The Compensation Committee believes that, by focusing on an NEO’s overall performance rather than pre-set criteria, the Company substantially lessens the risk of a NEO taking actions intended to increase his or her compensation without due regard for potential adverse impacts on the Company.

Compensation Objectives and the Focus of Compensation Awards

The Compensation Committee believes that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs. Executive officers are rewarded in order to attract and retain highly qualified individuals and to motivate them to perform in a manner that maximizes corporate performance.

The Company’s executive compensation program consists of three elements to reward and motivate its executive officers in line with the Compensation Committee’s objectives described above:

•	base salary;

•	bonuses; and

•	long-term equity incentives reflected in grants of stock options, restricted stock awards and phantom units

The Compensation Committee annually reviews the Company’s mix of short-term performance incentives versus longer-term incentives.  It primarily focuses compensation on base salary and equity incentives. The Compensation Committee has not established set percentages of short-term versus long-term incentives. Instead, it looks to provide a reasonable balance of those incentives, while emphasizing stock options to promote pay for performance. The Compensation Committee’s policy for allocating between long-term and currently-paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for the Company and its stockholders. As discussed in “Specific Elements of the Compensation Program,” below, the Company provides cash compensation in the form of base salary to meet competitive salary norms. The Company also provides non-cash equity compensation to reward superior performance in assisting the Company in meeting its long-term strategic goals.

The Compensation Committee also “benchmarks” the Company’s compensation programs to a peer group of banking institutions based upon its review of financial statements and other publicly available data. In 2012 the Compensation Committee updated its peer group with institutions which were regional and which had assets in the $3 billion to $4 billion range. While the Company’s payment processing business differentiated it from these institutions, this peer group represented one source for comparisons. The peer group institutions consist of the following:

The Dime Savings Bank	S&T Bancorp	Flushing Financial (Flushing Savings)	TrustCo Bank	WSFS Financial	Provident Bank (NY)	Beneficial Mutual

The level of an institution’s total assets and its regional location are primary factors the Compensation Committee considered in establishing the peer group.

Although considerable knowledge about the competitiveness of the Company’s compensation programs is gained through the benchmarking process, the Compensation Committee recognizes that each financial institution is unique and that significant differences between institutions in regard to executive compensation practices exist. The Compensation Committee believes that the combination of short and long-term compensation that the Company provides fulfills its objectives of providing a competitive level of compensation and benefits in order to attract and retain key executives. The Compensation Committee also believes that the Company’s incentive programs appropriately reward performance to achieve profitability and growth while at the same time allowing the Company to maintain controls over its compensation costs.

Compensation Methodology

The Compensation Committee ordinarily determines compensation amounts for individual NEOs for 12 month periods. In 2011, the review date for the Company’s Chief Executive Officer and other NEOs was August; however no increases in base salary were awarded. In the case of annual bonus and long-term incentive compensation, the Compensation Committee determines the amount of awards based on the then concluded fiscal year. The Compensation Committee has the discretion to issue compensation awards at other times during the fiscal year. In January 2012 the Compensation committee again reviewed performance with a view to setting 2012 compensation for the Company’s NEOs, noting that no salary increases had been awarded since June 2010.  Each year, the Chief Executive Officer provides the Compensation Committee with key elements of both the Company’s and the NEOs’ (other than the Chief Executive Officer’s) performance as well as recommendations to assist it in determining compensation levels.

Specific Elements of the Compensation Program

Below are the specific elements of the Company’s compensation program for executive officers.

Salary. The Company believes that it is important to maintain a competitive salary structure in order to retain its existing qualified executive officers and a base pay structure consistent with similarly situated executives at similarly sized banking institutions. The Company believes that a key objective of its salary structure is to maintain reasonable “fixed” compensation costs by targeting base salaries at a competitive average, taking into account performance as well as seniority.

Base salaries are paid to executive officers on a bi-weekly basis, and are reviewed annually by the Compensation Committee as described in “Compensation Methodology,” above. The Compensation Committee determines if any base pay changes should be made for executive officers. Base pay change, if any, is normally determined after considering:

•	the executive’s total itemized compensation for the prior year;

•	the executive’s current base pay position relative to the peer group;

•	the Company’s performance and the individual’s contribution to that performance for the prior year; and

•	national and regional economic conditions, their effect upon the Company and how the executive has dealt with them within his or her area of responsibility.

In 2011, the Compensation Committee awarded no increase in base salary. With respect to base salary increases in 2012 and 2010, the Compensation Committee considered that no bonuses had been paid in the three years ended 2012. In 2010, the base salary increases granted considered that no stock options had been granted in the previous year.

Bonus. Bonuses are designed to motivate executives by rewarding performance. The Compensation Committee considers the Company’s financial performance, including return on assets, return on equity, the efficiency ratio and earnings per share. As with base salary, the Compensation Committee also considers national and regional economic conditions. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to annual bonuses for the other executive officers, based on their respective contributions to the performance of the areas for which they are responsible. In 2012, no bonuses were paid. Generally, the Compensation Committee has utilized non-cash equity compensation and not bonuses as the primary non-base salary form of compensation.

Long-Term Incentive Compensation. Long-term incentives are provided to executive officers through The Bancorp, Inc. Stock Option and Equity Plan of 2011 (the “2011 Plan”). The 2011 Plan permits the grant of stock options, restricted stock awards, stock appreciation rights and phantom units. Stock options previously have been granted to executive officers at exercise prices equal to the then current market price of the Company’s Common Shares. Options and restricted stock awards under the 2011 Plan are granted on a discretionary basis taking into account the Company’s financial performance and each executive’s contribution to such performance. Overall, the objective of long-term incentive compensation awards is to tie the interests of executive officers directly to increases in stockholder value. In 2009, no long term incentive compensation was awarded. Stock options were awarded to each NEO, in varying amounts, in 2010 through 2012.

Compensation Risk Analysis

As a financial holding company regulated by the Federal Reserve Bank, which has a subsidiary bank regulated by the FDIC and the State of Delaware, the Company adheres to defined risk guidelines, practices and controls to ensure the safety and soundness of the institution.  The Company’s management and Board of Directors conduct regular reviews of its business to ensure that it is operating within appropriate regulatory guidelines and with appropriate practices, supplemented by its internal audit function.

During 2012, the Compensation Committee reviewed the Company’s compensation practices to ensure that (1) base salaries are appropriately competitive without a need to earn a higher level of bonus or incentive in order to earn adequate cash compensation; (2) the Company’s use of equity grants provides an effective and balanced focus between short- and long-term objectives; and (3) the Company offered an appropriate mix of cash and equity compensation to encourage appropriate decision-making and to facilitate the alignment of the interests of the Company’s senior executives with those of the Company and its stockholders.  In light of emerging regulatory requirements, the ultimate goal of the review was to assess the design, governance, and policies and procedures of the Company’s compensation structure to ensure that, as designed and executed, it does not motivate excessive risk-taking that could threaten the long-term value of the Company.

After conducting the review, the Compensation Committee concluded that the Company’s incentive programs do not motivate or encourage unnecessary or excessive risk taking. The Company will continue to review and monitor its compensation programs to ensure that they continue to not motivate excessive risk taking that could threaten the long-term value of the Company.

Determination of Compensation Amounts

In 2012, the Compensation Committee reviewed the compensation of the NEOs in January, although equity compensation can be awarded at any time in the Committee’s discretion.  The review was performed in January 2012, since no base salary increases had been awarded in 2011. After consideration, the Compensation Committee concluded that salary increases for the Chief Executive Officer were warranted. The committee decided that other NEO’s should also receive increases. The Compensation Committee decided upon a $30,000 increase to base salary for the Chief Executive Officer, which amounted to 3.2% of the total compensation of all types received in 2011.  Options were also granted because it was concluded helped align management with shareholder value and balanced issues of profitability and appropriate risk management.  The Compensation committee decided to forego any bonuses to NEO’s and it has not awarded bonuses between 2009 through 2012.

For the January, 2012 evaluation the Compensation Committee believes that adjusted operating earnings and long term shareholder value, rather than shorter term movements in stock price, should be emphasized in the chief executive officer’s compensation methodology. The Compensation Committee believes that pay for performance should be emphasized and considers stock options as its primary pay for performance component. To further tie stock option grants to pay for performance, all options require a four year period over which such options ratably vest.  To emphasize the importance of the pay for performance stock option component, a bonus has not been paid for five years. The increase in total compensation in 2011 compared to 2010 in the “Summary Compensation Table” reflected the full year impact of an increase in salary which was granted in 2010.The Committee did not increase the chief executive officer’s base salary for the twelve month period ended December 31, 2011.

The increases in January 2012 were forward-looking and based on projected continuing improvements in profitability.  However, validation of prior improvements was considered. Accordingly, in its evaluation, the Compensation Committee considered the following quantifiable measures which support growth in longer term shareholder value. Adjusted operating earnings, as described in the Company’s press releases, had increased  in excess of 30% in 2011 compared to 2010.  Additionally, the Committee considered progress made in executing management’s strategy emphasizing non- interest income over interest income principally through the development of its prepaid, or stored value, card division. Non- interest income had increased approximately 50% in 2011 compared to 2010.  Further, the Committee considered statistics which show that contracts and new relationships for prepaid card fees, which is the most significant element of non- interest income growth, require multiple year periods in which expense is incurred, prior to generating revenue. The Committee also reviewed the costs of the prepaid card-related infrastructure build-out, which represented significant fixed costs which can be used to generate larger fee growth. Related historical statistics were reviewed which validated the Committee’s view. Expansion of compliance infrastructure had continued. Additionally, the Company continued to execute its strategy of growing low cost deposits and, as a result, its overall deposit costs continued to be lower than its peers. The Compensation committee accepted the planning for increased growth in leases, SBA loans and SBLOC, noting that some progress had been made. Accordingly, the Committee concluded that a balanced view of long term shareholder value versus current stock price should be considered in its decisions. It decided that a bonus would not be paid and that total non-stock option compensation would be increased modestly (approximately 3.2% to total 2011 compensation of all types) so that compensation awards would principally reflect the long-term nature and value of the strategies being executed by management.   The Compensation Committee also determined to continue to monitor progress in managing the growth in non-interest income’s impact on operating earnings and net income which would be a primary determinant of any future bonus awards.

The Compensation Committee reiterated its previously approved  compensation recoupment policy as follows:

Compensation Recoupment Policy

The compensation recoupment policy applies if the Company is required to provide an accounting restatement for any of the prior three fiscal years for which audited financial statements have been completed, due to material noncompliance with any financial reporting requirement under the federal securities laws. In the event of such a restatement, the Compensation Committee will determine, in its discretion, whether (1) NEOs, regardless of whether they were directly responsible for the restatement, or (2) all other recipients of cash-based or equity-based incentive compensation who were directly responsible for the restatement, have received any cash-based or equity-based incentive compensation that they would not have been entitled to receive under the restated results. The Compensation Committee then will take such actions as it deems necessary or appropriate, depending on all the facts and circumstances as determined during its review, including (i) the recoupment of all or part of any such excess compensation, (ii) recommending disciplinary actions to the Board, up to and including termination, and/or (iii) the pursuit of other available remedies.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above and has discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Walter T. Beach, Chairman
Michael J. Bradley
William H. Lamb

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the NEOs for the years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option awards ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
				(1)	(2)	(3)
Betsy Z. Cohen	2012	554,039	—	459,900	124,642	12,208	1,150,789
Chief Executive Officer	2011	525,000	—	345,600	84,738	11,510	966,848
	2010	499,999	—	1,270,800	105,076	1,143	1,877,018

Paul Frenkiel	2012	277,200	—	204,400	—	9,038	490,638
Chief Financial Officer/	2011	257,199	—	145,920	—	8,274	411,393
Secretary	2010	234,730	—	315,220	—	5,319	555,269

Frank M. Mastrangelo	2012	435,000	—	255,500	—	17,029	707,529
President/Chief Operating	2011	410,000	—	192,000	—	20,154	622,154
Officer	2010	397,115	—	662,600	—	16,843	1,076,558

Arthur Birenbaum	2012	405,000	—	127,750	—	15,260	548,010
Executive Vice President	2011	395,000	—	145,920	—	14,669	555,589
Commercial Loans	2010	374,830	—	445,420	—	14,758	835,008

Thomas G. Pareigat (4)	2012	357,900	—	127,750	—	8,664	494,314
Senior Vice President	2011	272,769	—	—	—	6,706	279,475
and General Legal Counsel

(1)
The column reflects the aggregate grant date fair value of stock options granted during each of the last three fiscal years in accordance with FASB ASC Topic 718.  There were no stock awards made during that period.

(2)	Represents the change in the present value of the accumulated benefit of the Supplemental Executive Retirement Plan established for the benefit of Mrs. Cohen.

(3)
Represents the aggregate dollar amount for each NEO for perquisites and other personal benefits, the Company’s contributions to its 401(k) savings plan and insurance premiums. The following table describes the components of the “All Other Compensation” column in the Summary Compensation Table.

(4)	Mr. Pareigat was named General Legal Counsel in 2012.

Other Compensation

Name and Principal Position	Year	Company contributions to the 401K savings plan ($)	Insurance premiums ($)	Perquisite: personal use of Company car ($)	Total ($)
Betsy Z. Cohen	2012	8,500	3,708	—	12,208
Chief Executive Officer	2011	8,250	3,260	—	11,510
	2010	—	1,143	—	1,143

Paul Frenkiel	2012	7,850	1,188	—	9,038
Chief Financial Officer/	2011	7,500	774	—	8,274
Secretary	2010	4,545	774	—	5,319

Frank M. Mastrangelo	2012	8,500	270	8,259	17,029
President/Chief Operating	2011	8,250	180	11,724	20,154
Officer	2010	8,250	187	8,406	16,843

Arthur Birenbaum	2012	6,075	774	8,411	15,260
Executive Vice President	2011	5,844	414	8,411	14,669
Commercial Loans	2010	5,917	430	8,411	14,758

Thomas G. Pareigat	2012	8,250	414	—	8,664
Senior Vice President	2011	6,361	345	—	6,706
and General Legal Counsel

Under SEC rules, the Company is required to identify and quantify in a footnote (i) all perquisites and other personal benefits for a NEO if the total for that individual equals or exceeds $10,000 and (ii) each element of All Other Compensation (other than perquisites and other personal benefits) if the value of such element equals or exceeds $10,000. Mr. Mastrangelo’s and Mr. Birenbaum’s company car expense is based on the depreciation expense on the car for each of 2012, 2011 and 2010. Executives are taxed on the imputed income attributable to personal use of Company cars (including commuting) and do not receive tax assistance from the Company with respect to these amounts.

Grants of Plan-Based Awards

The following table provides information on the grant of options or other plan-based awards in 2012:

	Grant date	All other option awards: number of shares underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($/sh)
Betsy Z. Cohen	1/25/2012	90,000	8.50	5.11

Paul Frenkiel	1/25/2012	40,000	8.50	5.11

Frank M. Mastrangelo	1/25/2012	50,000	8.50	5.11

Arthur Birenbaum	1/25/2012	25,000	8.50	5.11

Thomas G. Pareigat	1/25/2012	25,000	8.50	5.11

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
1999 Omnibus plan	760,250	$11.17	90,500
2003 Omnibus plan	527,993	$10.87	0
2005 Omnibus plan	826,250	$10.32	96,875
Stock option and equity plan of 2011	931,000	$7.94	464,000
Total	3,045,493	$9.90	651,375

* All plans authorized have been approved by shareholders.

Employment Agreement

Employment Agreement. The Company has entered into one employment agreement, dated April 20, 2005 and amended December 10, 2008, with Betsy Z. Cohen, its Chief Executive Officer. The material terms of this agreement are described below. Information concerning estimated payments pursuant to the post-termination and severance provisions of this agreement are discussed in “Potential Payments on Termination or Change-In-Control,” below.

The employment agreement with Mrs. Cohen has an effective date of January 1, 2005 and provides that she will devote such time to the Company as is reasonably required to fulfill her duties. Under the agreement, Mrs. Cohen will receive an annual base salary to be determined by the Compensation Committee. Mrs. Cohen is also eligible for bonuses as determined by the Compensation Committee. The agreement has a term of five years that is automatically renewed so that, on any day that the agreement is in effect, it will have a then current term of five years. The Company may terminate Mrs. Cohen without cause or Mrs. Cohen may resign for good reason upon sixty days’ notice. Additionally, upon or after a change of control of the Company, the Company may terminate Mrs. Cohen without cause or she may resign for good reason upon sixty days’ notice. Upon any such termination or resignation, Mrs. Cohen will be entitled to receive only the amount due to her under the Company’s severance pay plans, if any; provided that, if she executes a mutual release of claims with the Company, she will receive (a) a lump sum cash payment equal to one month of her base salary for each month she was employed by the Company, up to a maximum of five years, at the rate in effect immediately before her termination, and (b) a prorated bonus, if any, for the year in which the termination occurs. Mrs. Cohen may also resign upon thirty days’ notice, in which event no further payments are due other than accrued benefits. If Mrs. Cohen is disabled for ninety consecutive days in any twelve month period, the Company may terminate her employment. If Mrs. Cohen’s employment terminates on account of disability, (a) the vesting of the Supplemental Executive Retirement Plan (“SERP”), described below, will accelerate, (b) Mrs. Cohen will receive any amounts of salary or bonus earned, accrued and owing but not paid and (c) Mrs. Cohen will receive a prorated bonus, if any, for the year in which the termination occurs. If Mrs. Cohen dies during her term of employment, the Company must pay her estate all amounts of salary and bonus earned, accrued and owing but not paid and a pro rated bonus, if any, for the year in which death occurs. The Company may terminate Mrs. Cohen’s employment at any time for cause. Upon termination for cause, Mrs. Cohen shall be entitled to any base salary and benefits accrued and earned before her termination.

          The agreement defines “cause,” generally, as conviction of a felony, intentional and continuous failure to substantially perform duties or a breach of the confidentiality and intellectual property provisions of the agreement. The agreement defines “good reason,” generally, as the Company demoting Mrs. Cohen or materially reducing her duties, the Company requiring Mrs. Cohen to be based outside of Philadelphia, Pennsylvania, the failure of Mrs. Cohen to be elected to the Board of Directors or a material breach of the agreement by the Company. The agreement defines a “change of control,” generally, as having occurred if (a) any person becomes a beneficial owner of securities representing more than 25% of the voting power of the then outstanding securities or (b) the consummation of (i) a merger or consolidation of the Company where the directors of the Company immediately before the transaction constitute less than a majority of the board of directors of the surviving corporation or (ii) a sale or other disposition of all or substantially all of the assets of the Company or (c) during a period of two consecutive years, the incumbent directors cease for any reason to constitute at least two-thirds of the Board of Directors, provided that if either the election or nomination of any new director was approved by a vote of at least two-thirds of the incumbent directors before such election or nomination, the new director will be considered a member of the incumbent directors.

The employment agreement provides for the establishment of a SERP for Mrs. Cohen. Mrs. Cohen became fully vested in the amount of the SERP benefit earned and the benefit became fully accrued upon her attainment of age 70. The employment agreement requires the Company to establish a trust to serve as the funding vehicle for the SERP benefits and to make contributions to the trust in such amounts or in such number of the Common Shares as the Company reasonably determines to be sufficient to provide the present value of the benefit as accrued at the time of the contribution. The value of this benefit is 100% of the average of Mrs. Cohen’s base salary over the 36 months during the term that provides the highest average except that the average may not exceed $300,000 nor be less than $150,000. Upon a change of control of the Company, the Company has agreed to immediately contribute to the trust an amount sufficient to permit the full payment of the SERP benefit due to Mrs. Cohen. Notwithstanding the establishment of a trust, the Company’s obligation to pay the benefit constitutes a general, unsecured obligation of the Company, payable out of its general assets, and the assets of the trust will be available to pay the claims of the Company’s creditors.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on the current holdings of stock options by the Company’s NEOs.

	Option awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Betsy Z. Cohen	201,241	—	10.87	2/1/2014
	100,000	—	14.24	1/26/2015
	100,000	—	15.94	10/20/2015
	135,000	45,000	7.81	5/6/2020
	45,000	45,000	9.84	12/24/2020
	22,500	67,500	7.36	8/11/2021
	22,500	67,500	8.50	1/25/2022

Paul Frenkiel	18,750	6,250	7.81	5/6/2020
	19,000	19,000	9.84	12/24/2020
	9,500	28,500	7.36	8/11/2021
	10,000	30,000	8.50	1/25/2022

Frank M. Mastrangelo	25,000	—	11.00	9/17/2013
	28,748	—	10.87	2/1/2014
	12,500	—	14.24	1/26/2015
	25,000	—	15.94	10/20/2015
	67,500	22,500	7.81	5/6/2020
	25,000	25,000	9.84	12/24/2020
	12,500	37,500	7.36	8/11/2021
	12,500	37,500	8.50	1/25/2022

Arthur Birenbaum	17,249	—	10.87	2/1/2014
	10,000	—	14.24	1/26/2015
	13,750	—	15.94	10/20/2015
	41,250	13,750	7.81	5/6/2020
	19,000	19,000	9.84	12/24/2020
	9,500	28,500	7.36	8/11/2021
	6,250	18,750	8.50	1/25/2022

Thomas G. Pareigat	6,250	18,750	8.50	1/25/2022

Option Exercises and Stock Vested

The NEOs did not exercise any stock options and no stock awards vested in fiscal 2012.

Pension Benefits

The following table provides information about Mrs. Cohen’s SERP, which is described above. See “Executive and Director Compensation—Employment Agreement” and Note K to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2012. The Company does not have any other pension plan.

Name	Plan name	Present value of accumulated benefits	Payments during the last fiscal year
Betsy Z. Cohen	Supplemental Executive Retirement Plan	$3,000,000	$0

Potential Payments on Termination or Change-In-Control

As described under “Executive and Director Compensation—Employment Agreement,” the Company has entered into an employment agreement with its Chief Executive Officer which provides for payments and other benefits if the Chief Executive Officer’s employment with the Company is terminated under circumstances specified in her agreement, including a “change in control” of the Company (as defined in the agreement). The Chief Executive Officer’s rights upon the termination of her employment will depend upon the circumstances of the termination. The table below summarizes these rights and the amount of any payments and benefits due under the specified circumstances.

	Severance	Termination without Cause (1) (2)	Resignation for Good Reason (1) (2)	Change in Control (1)	Tax Gross-Up
Compensation (3)	$—	$2,775,000	$2,775,000	$2,775,000	$1,494,231
SERP Benefit (4)	—	3,000,000	3,000,000	—	—

(1)
Assumes that Mrs. Cohen executes and does not revoke a written mutual release in a form acceptable to the Company of any and all claims against the Company that Mrs. Cohen may have relating to matters arising out of her employment by the Company. Without this release, Mrs. Cohen would only be entitled to any amounts due under the Company’s severance pay plan, if any. As of the date of this proxy statement, the Company did not have a severance pay plan.

(2)	Mrs. Cohen would also be entitled to any base salary that was accrued as of the date of her termination.

(3)	Equal to five times Mrs. Cohen’s base salary at the date of termination (assumed to be $555,000).

(4)	Represents the value of Mrs. Cohen’s SERP calculated as of December 31, 2012.

With the exception of the SERP benefit, if any of the above payments are deemed to constitute a “parachute payment” as defined in Section 280(g) of the Internal Revenue Code, Mrs. Cohen must also be paid an amount in cash equal to the sum of the excise taxes payable by her by reason of receiving such payment plus the amount necessary to put her in the same after-tax position as if no excise taxes had been paid.

Director Compensation Table

The following table provides information concerning the compensation of the Company’s non-employee directors for fiscal 2012. Directors who are employees or officers of the Company receive no compensation for their services as members of the Board of Directors or any committees. Each non-employee director, except for Mr. Cohen, received an annual retainer of $55,000. Each non-employee director, except for Mr. Cohen, also receives $500 for each meeting of a committee of the Board of Directors he or she attends; the Chairman of the Audit Committee receives $1,500 for each committee meeting attended; and the chairmen of the other committees receive $1,000 for each committee meeting attended. Each non-employee director received options to purchase 5,000 common shares, except for Mr. Cohen, who received options to purchase 50,000 common shares.  These awards have been valued using the Black Scholes option model in the table below.

Name	Fees earned or paid in cash ($)	Option Awards ($)	All other Compensation ($)	Total ($)
Walter T. Beach	60,000	22,550	—	82,550
Michael J. Bradley	58,500	22,550	—	81,050
D. Gideon Cohen	225,000 (1)	255,500	—	480,500
Matthew Cohn	66,000	22,550	—	88,550
Leon A. Huff (2)	—	22,550	—	22,550
William H. Lamb	57,000	22,550	—	79,550
James J. McEntee III	55,000	22,550	—	77,550
Linda Schaeffer	55,000	22,550	—	77,550
Joan Specter (3)	56,500	22,550	—	79,050

(1)
Mr. Cohen received $225,000 in cash and options to purchase 50,000 common shares for his service as Chairman and Chairman of the Executive Committee of the Board of Directors. The greater compensation for this position reflects the strategic and other responsibilities of Mr. Cohen in various significant areas of the Company including investments, capital markets and other activities.

(2)	Mr. Huff resigned effective February 16, 2012.

(3)	Mrs. Specter resigned effective November 23, 2012.

AUDIT COMMITTEE REPORT

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Annual Report on Form 10-K”):

(1)	the Audit Committee reviewed and discussed the audited financial statements included in the 2012 Annual Report on Form 10-K with the Company’s management;

(2)
the Audit Committee discussed with the Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), the matters required to be discussed by Statement of Accounting Standards (SAS) 61 (as updated by SAS 114 The Auditor’s Communication With Those Charged With Governance);

(3)
the Audit Committee received and reviewed the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton the independence of Grant Thornton and satisfied itself as to Grant Thornton’s independence; and

(4)
based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

The Audit Committee of the Board of Directors of the Company has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, and the Exchange Act (collectively, the “Acts”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Walter T. Beach, Chairman
William H. Lamb
Michael J. Bradley

PROPOSAL 3. APPROVAL OF THE BANCORP, INC. STOCK OPTION AND EQUITY PLAN OF 2013

The Board of Directors has approved for submission to stockholders for approval The Bancorp, Inc. Stock Option and Equity Plan of 2013 (the “Equity Incentive Plan”).  The Equity Incentive Plan is designed to provide employees, non-employee directors and consultants of The Bancorp, Inc. (the “Company”) and its subsidiaries, including The Bancorp Bank, with additional incentives to promote the growth and performance of the Company.  The Equity Incentive Plan is subject to stockholder approval and will become effective on May 6, 2013, subject to satisfaction of applicable stockholder approval requirements.  Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs.  The Equity Incentive Plan will give us the flexibility we need to continue to attract and retain highly qualified individuals by offering a competitive compensation program that is linked to the performance of our common stock.

The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A.

General

Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or grants to participants of up to 2,200,000 shares of Company common stock with restricted shares limited to 1,100,000 of that total, pursuant to grants of stock awards, stock units, incentive stock options (“ISOs”), non-qualified stock options, stock appreciation rights (SARs), performance shares, dividend equivalents and other stock-based awards. All of the 2,200,000 shares may be issued or granted pursuant to the exercise of ISOs.

The Equity Incentive Plan will be administered by the members of the Company’s Compensation Committee and the Board of Directors.  The Committee has full and exclusive power within the limitations set forth in the Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Incentive Plan’s purposes; and interpreting and otherwise construing the Equity Incentive Plan.  The Equity Incentive Plan also provides the Board of Directors or the Committee the power to: (i) designate employees, non-employee directors and consultants who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded.  Awards intended to be “performance-based” under Section 162(m) of the Internal Revenue Code may be granted by the Committee in order to be exempt from the $1,000,000 limit on deductible compensation for tax purposes.

The Equity Incentive Plan may be funded with authorized but unissued shares, currently held shares or shares purchased in the open market.

Eligibility

Employees, non-employee directors and consultants of the Company and its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan, which shall be set forth in an award agreement (e.g., grant instrument) delivered to each participant.  Each award shall be subject to conditions established by the Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee.  Awards may be granted in a combination of ISOs, non-qualified stock options, SARs, performance shares, stock awards, stock units, dividend equivalents and other stock-based awards, as follows:

Stock Options.  A stock option is the right to purchase shares of common stock at a specified price for a specified period of time.  The exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted.  Fair market value for purposes of the Equity Incentive Plan means the final sales price of the Company’s common stock as reported on the date in question, or if the Company’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company’s common stock was traded.  Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either “incentive” stock options or “non-qualified” stock options.  ISOs have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only employees are eligible to receive ISOs.  Non-employee directors and consultants may only receive non-qualified stock options under the Equity Incentive Plan.  Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by cash or certified check, (ii) by tendering Company stock owned by the participant in satisfaction of the exercise price, (iii) by a “cashless exercise” through a third party, (iv) by net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price, or (iv) by any combination of the above.  The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.

Prohibition Against Re-pricing of Options.  The Equity Incentive Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted.

Stock Appreciation Rights.  A stock appreciation right (“SAR”) means a grant which represents the right to receive shares of Company stock equal to the excess of: (i) the fair market value of a share of Company stock at the time of exercise, over (ii) the exercise price established by the Committee in the award agreement, which shall not be less than 100% of the fair market value of a share of Company stock on the grant date.  Further, the Committee may not grant a SAR with a term that is longer than 10 years.

Stock Awards and Restricted Stock.  A stock award or restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such consideration as may be required by applicable law, regulation or the Committee.  Stock awards and restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the Equity Incentive Plan or the award agreement.  Non-vested restricted stock awards are not entitled to any dividends and do not provide any voting rights.  For stock awards, the Committee shall determine whether the recipient of a stock award may exercise any voting rights with respect to non-vested common stock subject to an award and whether any dividends declared on non-vested shares of stock awards shall be distributed at the same time as dividends are distributed to other stockholders.

Stock Units.  A stock unit is an award that is denominated in shares of common stock on the date of grant and is similar to a stock award, except no share of stock is actually issued to the award recipient on the date of grant of the stock unit.  Stock units will be evidenced by an award agreement that will state the restricted period, the number of units granted, and other provisions pertinent to the award, such as the vesting period or market or performance conditions that must be satisfied in order to vest in the award.  A recipient of a stock unit will not have any voting rights with respect to such unit nor will the recipient be entitled to dividends when paid on shares of common stock. Upon the vesting of a stock awards unit, the stock unit will be settled in shares of Company common stock.

Performance Shares.  A performance share award will be denominated either in a specified dollar amount and represent the right to receive the payment of a specified dollar amount (or a percentage of a specified dollar amount) upon the satisfaction of performance based conditions, or denominated in Company common stock and represent the right to receive Company common stock (or a percentage of Company common stock) upon the satisfaction of performance based conditions.  Performance shares may be settled in cash, shares of Company common stock, or a combination thereof.

Dividend Equivalents.  A dividend equivalent award may be made in connection with a grant of any award under the Equity Incentive Plan with terms and conditions as determined by the Committee.  A dividend equivalent award may be paid in stock.

Other Stock-Based Awards.  The Committee may grant other awards that are payable in Company common stock with such terms and conditions as determined by the Committee, with such awards payable in the form of Company common stock.

Limitation on Awards Under the Equity Incentive Plan

The maximum number of shares of stock that may be granted as incentive stock options, non-qualified stock options, SARs, stock units, performance shares, stock awards and other stock-based awards in any one calendar year to any individual shall be 500,000 shares.  The maximum dollar amount that an individual may accrue as dividend equivalent rights in any one calendar year shall be $1,000,000.

To the extent any shares of stock covered by an award under the Equity Incentive Plan are not delivered to a participant or beneficiary for any reason, including because the award is forfeited or canceled or because a stock option or SAR is not exercised, then such shares shall not be deemed to have been granted for purposes of determining the maximum number of shares of stock available for grant under the Plan.  To the extent (i) a stock option is exercised by using an actual or constructive exchange of shares to pay the exercise price, (ii) shares of stock covered by an award are withheld to satisfy withholding taxes upon exercise or vesting of the award, or (iii) stock options are exercised by a net settlement of such stock options, then the number of shares of stock available shall be reduced by the gross number of stock options exercised rather than the net number of shares of stock issued.

In the event of a corporate transaction involving the Company’s stock (including, without limitation, any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be appropriately adjusted.

Performance Features

General. A federal income tax deduction for the Company is generally unavailable for annual compensation in excess of $1,000,000 paid to its Chief Executive Officer and three other most highly compensated officers (other than its Chief Financial Officer) named in the summary compensation table.  However, amounts that constitute “performance-based compensation” (under Section 162(m) of the Internal Revenue Code) are not counted toward the $1,000,000 limit.  The Equity Incentive Plan is designed so that stock options and SARs will be considered performance-based compensation.  The Committee may designate whether any performance shares, stock awards, stock units, dividend equivalents or other stock-based awards granted to any participant are intended to be performance-based compensation. Any performance unit award, stock awards or stock units designated as performance-based compensation will be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: Company common stock price, earnings per share of Company common stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the individual’s business unit or the performance of the Company, a subsidiary, or the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to Section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and the establishment of any performance-based measures shall be made during the period required by Section 162(m) of the Internal Revenue Code.

Vesting of Awards

The Committee may specify vesting requirements on any award. If the vesting of an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement.   Unless the Committee specifies otherwise, time-vested awards granted to employees and consultants will vest at the rate of 25% per year commencing one year after the date of grant; subject to acceleration of vesting over a one year period, in the event of death, disability, retirement or unless the Committee determines otherwise, following a change in control.  Time-vested awards granted to non-employee directors have the same vesting terms, except the awards will vest over the non-employee director’s term, which is currently one year.  The vesting date of performance-based awards is the date on which all the performance measures are attained and the performance period is concluded.  Any unvested performance-based awards for which the performance measures are not satisfied will be forfeited without consideration. Except with respect to performance shares, stock awards or stock units subject to performance-based vesting conditions, the Committee has the authority and discretion under the Equity Incentive Plan to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to any award at any time after the grant of the award.  Unless otherwise provided by the Committee, service as a director emeritus or advisory director will constitute service for purposes of vesting and, with respect to an employee who is also a director, continued service as a director following termination of employment will constitute service for purposes of vesting.   The Committee has discretion to determine the effect of a termination of service on any outstanding awards.

Change in Control

Unless otherwise determined by the Committee, upon a change in control, all awards held by a participant may become fully vested and all stock option awards may become fully exercisable. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(i)         an event of a nature that would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)         any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Voting Securities, provided that, notwithstanding the foregoing and for all purposes of this Plan: (a) the term “Person” shall not include (1) the Company or any of its Subsidiaries, (2) an employee benefit plan of the Company or any of its Subsidiaries (including the Plan), and any trustee or other fiduciary holding securities under any such plan (but only with respect to securities held under any such plan), or (3) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company; (b) no Person shall be deemed the beneficial owner of any securities acquired by such Person in an Excluded Transaction; and (c) no Director or officer of the Company or any direct or indirect Subsidiary of the Company (or any affiliate of any such Director or officer) shall, by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any securities beneficially owned by any other such Director or officer (or any affiliate thereof); or

(iii)        the Incumbent Directors cease, for any reason, to constitute a majority of the Whole Board; or

(iv)         a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is an Excluded Transaction, or the stockholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or any bank Subsidiary of the Company is consummated; or

(v)          a tender offer is made for 20% or more of the outstanding Voting Securities of the Company and the stockholders owning beneficially or of record 20% or more of the outstanding Voting Securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offer; or

(vi)         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in number of shares of Stock or Voting Securities then outstanding which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.  In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

Transferability Restrictions

Except as otherwise provided by the Committee, ISOs are not transferable except pursuant to the laws of descent and distribution.  The Committee has discretion to permit the transfers of any stock options that are not ISOs, but only to immediate family members of the participant or trusts or partnerships established for the primary benefit of such family members or to charitable organizations, and only if such transfers are made without consideration.  Transfers of SARs, performance shares, stock awards and stock units are not permitted until the awards are vested.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan, provided that, except as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not (A) amend the provision of the Equity Incentive Plan related to re-pricing, (B) increase the original number of securities that may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), or (C) amend the Equity Incentive Plan without approval of stockholders if such approval is required. Notwithstanding the foregoing, the Board may, without stockholder approval, amend the Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the Equity Incentive Plan complies with current or future law and the Board of Directors may unilaterally amend the Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Internal Revenue Code, and its applicable regulations and guidance.

Effective Date and Duration of Plan

The Equity Incentive Plan will become upon the satisfaction of the applicable stockholder approval requirements at this annual meeting.  The Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Equity Incentive Plan on or after May 6, 2023.  At any time, the Board of Directors may terminate the Equity Incentive Plan. However, any termination of the Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three (3) months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the ISO or within one year after the exercise of such ISO, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the cash received or the fair market value of shares received will be taxable to the participant as ordinary income, and the Company will be entitled to a corresponding tax deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards and Restricted Stock Awards. A participant who has been granted a stock award or restricted stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of the common stock and the Company will be entitled to a corresponding deduction for tax purposes.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. For stock awards only, dividends, if any, paid to the holder during the restriction period will also be compensation income to the participant and the Company will be entitled to a corresponding deduction for tax purposes.

Stock Unit. A participant who has been granted a stock unit will not realize taxable income at the time of grant, but will recognize taxable income once the stock unit is settled in shares of Company common stock, typically when the stock unit vests upon satisfaction of the vesting conditions.  At the time that the stock unit is settled for shares of common stock, the recipient will recognize ordinary income in an amount equal to the then fair market value of the common stock received and the Company will be entitled to a corresponding deduction for tax purposes.  If the settlement of the stock unit by delivery of common stock of the Company is delayed for more than two and one-half (2 ½) months beyond the vesting date of the stock unit, the stock unit may be deemed to be nonqualified deferred compensation and would be taxable in accordance with the rules of Section 409A of the Internal Revenue Code.  Gains or losses realized by a participant upon disposition of common stock received in settlement of a stock unit will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the common stock at the time received.

Performance Shares. Performance shares are earned when the award recipient satisfies pre-established performance goals; however the distribution of the value of the award may occur at that time or at some later date specified in the award agreement.  Performance shares are similar to stock units in that income is recognized when the performance award is both (i) vested and (ii) distributed to the award recipient.  The Company will be entitled to a corresponding tax deduction at the time the recipient recognizes taxable income on a performance unit award.

Dividend Equivalents. Dividend equivalents are earned when the award is both (i) vested and (ii) distributed to the award recipient.  The Company will be entitled to a corresponding tax deduction at the time the recipient recognizes taxable income on a dividend equivalent.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements.  Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy the minimum tax withholding requirements.

Change in Control. In the event of a change in control, outstanding unvested awards under the Equity Incentive Plan may be considered parachute payments that would cause an “excess parachute payment” under the Internal Revenue Code.  An excess parachute payment may subject the participant to a 20% excise tax and preclude deduction by the Company.

Deduction Limits. Section 162(m) of the Internal Revenue Code generally limits the Company’s ability to deduct for tax purposes compensation in excess of $1,000,000 per year for its Chief Executive Officer and the three other most highly compensated executives (excluding the Chief Financial Officer) named in the summary compensation table (“covered employees”).  Stock awards and stock units, other than performance-based stock awards and stock units, and other awards that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1,000,000.  “Qualified performance-based compensation” is not subject to this limit and is fully deductible by the Company.  “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance.  Stock options available for award under the Equity Incentive Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services.  Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1,000,000 deduction limit on compensation.

In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee’s retirement or other termination of employment, the $1,000,000 deduction limit will not apply and the award will be fully deductible.  Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1,000,000 deduction limit.  The Equity Incentive Plan is designed so that stock options, SARs and performance-based stock awards and performance-based stock units that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1,000,000 deduction limit.  The Company expects that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards.  However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Prohibitions. The following are specifically prohibited: (i) recycling tendered shares in payment of an Option, (ii) recycling Shares withheld for taxes, (iii) actual stock-settled SARs/shares delivered are the only ones counted against the plan reserve (iv) recycling of shares purchased using option exercise proceeds is prohibited. The cash buyout of underwater Options is prohibited, including SARs buyouts. Cancellation and/or exchange of options and SARS for new awards is prohibited. Repricing of Options and SARs are prohibited without shareholder approval. Cancellation and/or exchange of options and SARs for new awards is prohibited. The payment of Dividend Equivalents on SARs is prohibited.

Accounting Treatment

Under Financial Accounting Standards Board Accounting Codification Standards Topic 718, the Company is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options, SARs, performance shares, stock awards and stock units.

Awards to be Granted

At the present time, no specific determination has been made as to the grant or allocation of awards under the Equity Incentive Plan.

Required Vote

In order to approve the Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the votes cast at the annual meeting, assuming a quorum.

THE BOARD OF RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BANCORP, INC. EQUITY INCENTIVE PLAN

PROPOSAL 4. APPROVAL OF ACCOUNTANTS

The Board of Directors unanimously recommends that the stockholders approve the selection of Grant Thornton LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2013. Representatives of Grant Thornton are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed by Grant Thornton for each of the services listed below for each of the Company’s last two fiscal years.

	2012	2011
Audit Fees (1)	$655,022	$580,882
Audit-Related Fees (2)	18,380	18,112
Tax Fees (3)	60,170	43,665
All Other Fees (4)	93,160	—
Total	$826,732	$642,659

(1)
Audit fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton in connection with its audit of the Company’s consolidated financial statements and its limited reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years.

(2)
Audit-related fees consisted of the aggregate fees billed for assurance and related services rendered by Grant Thornton that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not disclosed under “Audit Fees” above.

(3)	Tax fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton for tax compliance, tax advice and tax planning in 2012 and 2011.

(4)
All other fees consist of the aggregate fees billed for products and services provided by Grant Thornton other than the services described under audit fees, audit-related fees and tax fees; however, no such products and services were provided in 2011. All other fees in 2012 consisted primarily of permitted information technology services pre-approved by the audit committee.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. None of the audit-related and tax services described above were subject to this Rule and the approval procedures set forth therein. All services provided to the Company by Grant Thornton in 2012 and 2011 were pre-approved by the Audit Committee.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Meeting. However, if other matters do properly come before the meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all Common Shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) establishes the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Under the rule, proposals submitted for inclusion in the Company’s proxy statement for its 2013 annual meeting of stockholders must be received by the Company’s Secretary on or before the close of business on December 2, 2013.  Additionally, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on a stockholder proposal received before February 15, 2014 if we briefly describe the matter in the proxy statement and how management’s proxy holders intend to vote on it, and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

Stockholders who wish to submit their recommendations for director candidates to the Nominating and Governance Committee should send their written recommendation to the Company’s executive offices, The Bancorp, Inc., Attention: Nominating and Governance Committee Chairman, 409 Silverside Road Suite 105, Wilmington, Delaware 19809. These stockholders must represent that they are stockholders of the Company and will remain so through the date of the relevant annual meeting of stockholders of the Company and include the written consent of the person so recommended to serve as a director if nominated and elected and to provide such information as the Nominating and the Governance Committee may request, as well as a description of the nominee’s background and qualifications. All stockholder recommendations received by the Nominating and Governance Committee will be reviewed at the first meeting of the Nominating and Governance Committee held after receipt of the recommendation. The Nominating and Governance Committee will consider nominees recommended by security holders for the 2014 annual meeting, if submitted as described above by December 2, 2013.

SHAREHOLDER OUTREACH

The Company’s Board of Directors and management value direct interaction and communication with shareholders.  Since the last annual meeting, senior management has held in excess of 90 meetings and conference calls with most of the Company’s major stockholders.  Although some investors have a policy of not meeting directly with management, management was successful in speaking directly with stockholders holding approximately 50 percent of the Company's outstanding common stock.  The Company uses these meetings to obtain feedback from its stockholders about areas important to them; including the Company’s business model, performance, corporate governance,  compensation practices and other investor topics.  The Company maintains a stockholder relations department headed by Andres Viroslav, and the Company encourages you to call either him at 215.861.7990 or its corporate secretary and chief financial officer, Paul Frenkiel at 302.385.5122 for your feedback and financially-related or other questions.

APPENDIX A

THE BANCORP, INC.
STOCK OPTION AND EQUITY PLAN OF 2013

1. Purpose

The purpose of the The Bancorp, Inc. Stock Option and Equity Plan of 2013 (the “Plan”) is to provide designated (i) Employees of the Company and its Subsidiaries, (ii) Non-Employee Directors of the Company and its Subsidiaries, and (iii) Consultants who perform services for the Company and its Subsidiaries, with the opportunity to receive grants of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the Participants with those of the stockholders.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Company’s Board of Directors as constituted from time to time.

(b) “Change in Control” For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(i)           an event of a nature that would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)           any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Voting Securities, provided that, notwithstanding the foregoing and for all purposes of this Plan: (a) the term “Person” shall not include (1) the Company or any of its Subsidiaries, (2) an employee benefit plan of the Company or any of its Subsidiaries (including the Plan), and any trustee or other fiduciary holding securities under any such plan (but only with respect to securities held under any such plan), or (3) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company; (b) no Person shall be deemed the beneficial owner of any securities acquired by such Person in an Excluded Transaction; and (c) no Director or officer of the Company or any direct or indirect Subsidiary of the Company (or any affiliate of any such Director or officer) shall, by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any securities beneficially owned by any other such Director or officer (or any affiliate thereof); or

(iii)           the Incumbent Directors cease, for any reason, to constitute a majority of the Whole Board; or

(iv)           a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is an Excluded Transaction, or the stockholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or any bank Subsidiary of the Company is consummated; or

(v)            a tender offer is made for 20% or more of the outstanding Voting Securities of the Company and the stockholders owning beneficially or of record 20% or more of the outstanding Voting Securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offer; or

(vi)           Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in number of shares of Stock or Voting Securities then outstanding which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.  In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means (i) with respect to Grants to Employees and Consultants, the Compensation Committee of the Board or its delegate or its successor, or such other committee appointed by the Board to administer the Plan or its delegate or its successor, and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate. Notwithstanding the foregoing, with respect to Grants to Employees that are intended as “qualified performance-based compensation” (as defined under section 162(m) of the Code), as well as to Employees who are officers of the Company, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” (as defined under section 162(m) of the Code and related Treasury regulations) and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

(e) “Company” means The Bancorp, Inc., a Delaware corporation.

(f) “Consultants” means advisors and consultants who perform services for the Employer.

(g) “Date of Grant” means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

(h) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock, Performance Shares or Stock Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date.

(i) “Effective Date” means May 6, 2013, subject to approval by the stockholders of the Company.

(j) “Employee” means an employee of an Employer (including an officer or director who is also an employee).

(k) “Employer” means the Company and any Subsidiary.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means the closing sales price of a share of Stock on the applicable date (or if there is no trading in the Stock on such date, the closing sales price on the last date shares of Stock were traded). If the Stock is not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

(n) “Grant” means an Option, Restricted Stock, SAR, Stock Unit, Performance Share, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(o) “Grant Instrument” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(p) “Incentive Stock Option” means a stock option that is intended to meet the requirements of section 422 of the Code, as described in Section 7.

(q) “Incumbent Directors” means:

(I)           the individuals who, on the date hereof, constitute the Board; and

(II)           any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least three-quarters (3/4) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments.

(r) “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Section 7.

(s) “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase shares of Stock at an Option Price for a specified period of time.

(t) “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Committee.

(u) “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10, 11 and 12), as described in Section 13.

(v) “Parent” means a “parent corporation,” as defined in section 424(e) of the Code, of the Company.

(w) “Participant” means an Employee, Consultant or Non-Employee Director designated by the Committee to participate in the Plan.

(x) “Performance Shares” means an award of phantom shares, representing one or more shares of Stock, as described in Section 10.

(y) “Plan” means The Bancorp, Inc. Stock Option and Equity Plan of 2013, as in effect from time to time.

(z) “Restricted Stock” means grants of shares of stock which are awarded and issued to employees after vesting periods, but which do not have voting or dividend rights until the shares are vested and  issued.

(aa) “Stock” means the common stock, par value $1.00, of the Company or such other securities of the Company as may be substituted for Stock pursuant to Sections 5(d) or 18.

(bb) “SAR” means an award of a stock appreciation right, as described in Section 8.

(cc) “Stock Award” means an award of Stock, as described in Section 11.

(dd) “Stock Unit” means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

(ee) “Subsidiary” means any entity in which the Company has a greater than 50% ownership interest. For purposes of Sections 7(c), (d) and (h), “Subsidiary” shall mean a “subsidiary corporation,” as defined in section 424(f) of the Code, of the Company.

(ff) “Successor Participant” means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 17.

(gg) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee, Consultant or Non-Employee Director of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(I)           The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(II)           The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract.  For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary.  If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period.  To the extent applicable, a leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(III)           If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(IV)           Except to the extent Section 409A of the Code may be applicable, and subject to the foregoing paragraph, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred.  In the event that any award under the Plan constitutes deferred compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii).  For purposes of this Plan, a “Separation from Service” shall have occurred if the Company or Bank and Participant reasonably anticipate that no further services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further services performed will not exceed 20% of the average level of bona fide services in the 36 months immediately preceding the Termination of Service.  If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(V)           With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.

(hh) “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

3. Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of employees of the Company appointed by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Employees, Consultants and Non-Employee Directors to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 20, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan, and (vi) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

4. Grants

Grants under the Plan may consist of Options, Restricted Stock, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the individual in the Grant Instrument or an amendment to the guidelines or Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5. Shares of Stock Subject to the Plan

(a) Shares Authorized. The total aggregate number of shares of Stock that may be issued or transferred under the Plan is 2,200,000 shares with all types of non-option grants limited to 1,100,000 of that total, subject to adjustment as described below. If restricted or other full award shares are issued up to their limit of 1,100,000 shares, then the remaining 1,100,000 shares in the plan must be issued as stock options or SAR’s.  In the discretion of the Committee, all Options may be granted as Incentive Stock Options.  The shares may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan.

(b) Share Counting. For administrative purposes, when the Committee makes a Grant payable in Stock, the Committee shall reserve shares of Stock equal to the maximum number of shares of Stock that may be payable under the Grant. If and to the extent Options, Restricted Stock or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Performance Shares, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such Grants which have not been issued shall again be available for purposes of the Plan.

(c) Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described below.  A Participant may not accrue Dividend Equivalents during any calendar year in excess of $1,000,000. The individual limits described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Stock or in cash. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

(d) Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive pursuant to Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

6. Eligibility for Participation

(a) Eligible Persons. All Employees, including persons who have accepted employment with the Employer and Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan. Consultants are eligible to participate in the Plan if they perform bona fide services for the Employer, the services are not in connection with the offer or sale of securities in a capital-raising transaction, and the Consultants do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Participants. The Committee shall select the Employees, Consultants and Non-Employee Directors to receive Grants and shall determine the terms and conditions of the Grant and the number of shares of Stock subject to each Grant.

7. Options and Restricted Stock Grants

(a) General Requirements. The Committee may grant Options and Restricted Stock to an Employee, Consultant or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7.

(b) Number of Shares. The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options  or Restricted Stock to Employees, Consultants and Non-Employee Directors.

(c) Type of Option and Price.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to Employees of the Company or its Parent or Subsidiaries. Nonqualified Stock Options may be granted to Employees, Consultants and Non-Employee Directors.

(ii) The Option Price shall be determined by the Committee and may be equal to or greater than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

 (d) Option Term. The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary, may not have a term that exceeds five years from the Date of Grant.

 (e) Exercisability of Options and Distribution of Restricted Stock. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason. Restricted stock grants will be issued to employees after such shares vest.

 (f) Termination of Employment or Service.

(i) Upon a Participant’s Termination of Service for any reason other than Retirement, Disability, death or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three months following termination; provided, however, that upon a Participant’s Termination of Service due to Retirement, Disability or death, unless the Committee specifies otherwise, the Participant’s vested Stock Options shall remain exercisable for a period of one (1) year from the date of Retirement, Disability or death, or if sooner, until the expiration of the Option term.  Notwithstanding the foregoing, an Employee who continues to serve as a Director following Termination of Service as an Employee or as a consultant to the Company or the Bank and a non-employee Director who continues to serve as a director emeritus or advisory board member following Termination of Service as a non-employee Director shall, unless otherwise specified in the Award Agreement, continue to vest in his or her Awards and shall not be deemed to have terminated Service due to Retirement until Service in all such capacities has terminated. No Stock Option will be considered ISOs unless exercised within 3 months of Termination of Service, except to the extent set forth in 7.(f)(iii) hereof.

(ii) In the event of a Termination of Service for Cause, all Stock Options and Restricted Stock Awards granted to a Participant under the Plan not exercised or vested shall expire and be forfeited.

(iii) Upon Termination of Service for reason of  Retirement, Disability or death and except to the extent that the Award is subject to Section 10 hereof, all Stock Options and Restricted Stock Awards shall, to the extent not fully vested,  vest over a one year period beginning on the employee’s termination date.   Upon Termination of Service for reason of Disability or death, Restricted Stock Awards that are subject to the satisfaction of specific performance-measures shall vest at the date of death or Disability, based on the period of the Participant’s active employment and assuming achievement of the performance measures at the target level.    Unless the Committee specifies otherwise, Stock Options may be exercised for a period of one year following Termination of Service upon Retirement, Disability or Death. Since the one year vesting period coincides with the one year permitted exercise period, notice of exercise shall be provided prior to expiration of the one year period following termination, with exercise permitted immediately after the one year period. Notwithstanding that provision, no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of Termination of Service.

(g) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by certified check, (ii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, (iii) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise, (iv) by a net settlement of the Stock Option with the Company, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option, (v) by any combination thereof,  or (vi) by such other method as the Committee may approve, to the extent permitted by applicable law.  Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

8. SARs

(a) General Requirements. The Committee may grant SARs to any Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Fair Market Value of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8(c).

(b) Terms of SARs. The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable.

(c) Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted.

(d) Payment With Respect to SARs. SAR’s will be paid, in Stock. For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Fair Market Value on the date of exercise of the SAR. Cash shall be delivered in lieu of any fractional share.

(e) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

9. Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made, in Stock. The Grant Instrument shall specify the maximum number of shares that shall be paid under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

10. Performance Shares

(a) General Requirements. The Committee may grant Performance Shares to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 10. Each Performance Share shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals are met. All Performance Shares shall be credited to accounts on the Company’s records for purposes of the Plan.

(b) Terms of Performance Shares. The Committee shall establish the performance goals and other conditions for payment of Performance Shares. Performance Shares may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Performance Shares to be granted and the requirements applicable to such Performance Shares.

(c) Payment With Respect to Performance Shares. Payment with respect to Performance Shares shall be made, in Stock,. The Committee shall establish in the Grant Instrument a target amount to be paid under a Performance Share based on achievement of the performance goals.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain Performance Shares after termination of the Participant’s employment or service, and the circumstances under which Performance Shares may be forfeited.

11. Stock Awards

(a) General Requirements. The Committee may issue or transfer shares of Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 11. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(b) Number of Shares. The Committee shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 17. Each certificate, or electronic book entry equivalent, for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Committee may retain possession of any stock certificates for Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

12. Dividend Equivalents

(a) General Requirements. When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Committee deems appropriate under this Section 12. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Instrument, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.

(b) Payment with Respect to Dividend Equivalents. Dividend Equivalents will be payable in shares of Stock.

13. Other Stock-Based Awards

The Committee may grant other awards that are payable in Stock to Employees, Consultants or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 13. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and will be payable in Stock.

14. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 14 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under section 162(m) of the Code. To the extent that Grants of Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards designated as “qualified performance-based compensation” under section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other Grants made.

(b) Performance Goals. When Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: Stock price, earnings per share of Stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant’s business unit or the performance of the Company, a Subsidiary, or the Company and its Subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify and announce the results for the performance period to all Participants after the Company announces the Company’s financial results for the performance period. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Instrument.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Instrument that Grants shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

15. Deferrals

The Committee may permit or require a Participant to defer receipt of the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for such deferrals. Any deferrals under the Plan shall meet the requirements of section 409A of the Code, and any corresponding regulations and guidance.

16. Withholding of Taxes

Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Participant or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

17. Transferability of Grants

(a) In General. Except as provided in this Section 17, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Participant may transfer Nonqualified Stock Options to family members of the Participant, one or more trusts in which family members of the Participant have more than 50% of the beneficial interest, foundations in which family members of the Participant (or the Participant) control the management of assets, or any other entity in which family members of the Participant (or the Participant) own more than 50% of the voting interests, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

18. Consequences of a Change of Control

(a) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation); provided, however, that if, as a result of a Change of Control, the board of directors of the surviving corporation (or the parent, if the Company survives only as a subsidiary of another corporation) immediately after the Change of Control will not consist of at least a majority of the members of the Board immediately prior to the Change of Control, then, unless the Committee determines otherwise, immediately prior to the Change of Control, all outstanding Options and SARs shall automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and all Stock Units, Performance Shares, Dividend Equivalents and Other Stock-Based Awards shall be paid at their full value.

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (iii) determine that Grantees holding Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards shall receive a payment in settlement of such Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards in an amount determined by the Committee, (iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Stock, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and SARs exceeds the Option Price of the Options or the base amount of SARs, as applicable, or (v) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the

Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption or acceleration pursuant to subsection (a)).

19. Requirements for Issuance of Shares

No shares of Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

20. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Instrument.

(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 14 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 14, if additional Grants are to be made under Section 14 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

21. Prohibition against Recycling

The following are specifically prohibited: (i) recycling tendered shares in payment of an Option, (ii) recycling Shares withheld for taxes, (iii) actual stock-settled SARs/shares delivered are the only ones counted against the plan reserve (iv) recycling of shares purchased using option exercise proceeds is prohibited.

22. Prohibition against Cash Buyouts of Underwater Options or SARs

The cash buyout of underwater Options is prohibited, including SARs buyouts. Cancellation and/or exchange of options and SARS for new awards is prohibited.

23. Minimum Vesting Periods of Options, Stock Awards or Stock Units

Minimum vesting periods for Options, Restricted Stock, Stock Awards and Stock Units shall be four years. Notwithstanding the foregoing, any Option granted to a Non-Employee Director shall vest over such director’s elected term, and not over a shorter period.

24. Repricing of Options and SARs Prohibited Without Shareholder Approval

Repricing of Options and SARs are prohibited without shareholder approval. Cancellation and/or exchange of options and SARs for new awards is prohibited.

25. Prohibition of Payment of Dividend Equivalents on SARs

The payment of Dividend Equivalents on SARs is prohibited.

26.  Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

(b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of sections 162(m), 409A and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

 (c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

 (d) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither the Company or any other Employer shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or any other Employer and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company or any other Employer. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Rights of Participants. Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(f) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

ANNUAL MEETING OF STOCKHOLDERS OF

THE BANCORP, INC.

May 6, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.snl.com/irweblinkx/GenPage.aspx?IID=4054569&GKP=203269

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2, 3 and 4
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: [x]

1.	Election of Directors	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

	Betsy Z. Cohen Daniel G. Cohen Walter T. Beach Michael J. Bradley Matthew Cohn William H. Lamb Frank M. Mastrangelo James J. McEntee III	⁮ ⁮ ⁮ ⁮ ⁮ ⁮ ⁮ ⁮	⁮ ⁮ ⁮ ⁮ ⁮ ⁮ ⁮ ⁮	⁮ ⁮ ⁮ ⁮ ⁮ ⁮ ⁮ ⁮		Linda Schaeffer	⁮	⁮	⁮

						John C. Chrystal	⁮	⁮	⁮

					2.	Proposal to approve a non-binding advisory vote on the Company’s 2012 compensation program for its named executive officers.	⁮	⁮	⁮

					3.	Proposal to approve the Stock Option and Equity Plan of 2013.	⁮	⁮	⁮

					4.	Proposal to approve the selection of Grant Thornton LLP as independent public accountants for the Company for the fiscal year ending December 31, 2013.	⁮	⁮	⁮

					5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of the Company.

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" election of the Directors and "FOR" proposals 2 and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
⁮

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Betsy Z. Cohen, Frank M. Mastrangelo and Paul Frenkiel as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the Common Shares of The Bancorp, Inc. held of record by the undersigned on March 8, 2013, at the Annual Meeting of Stockholders to be held at 409 Silverside Road Suite 105 Wilmington, Delaware 19809, on May 6, 2013, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)